                                                                  Exhibit 10.3.1

                            MEZZANINE LOAN AGREEMENT

                          Dated as of November 1, 2002

                                      Among

             THOSE ENTITIES LISTED AS A "BORROWER" ON SCHEDULE III,
                           collectively, as Borrowers

                                       and

                       VENTAS REALTY, LIMITED PARTNERSHIP,
                                    as Lender

ARTICLE I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.......................2

SECTION 1.1.        DEFINITIONS................................................2
SECTION 1.2.        PRINCIPLES OF CONSTRUCTION................................28

ARTICLE II.      THE LOAN.....................................................28

SECTION 2.1.        THE LOAN..................................................28
SECTION 2.2.        INTEREST RATE.............................................29
SECTION 2.3.        LOAN PAYMENTS.............................................29
SECTION 2.4.        PREPAYMENTS...............................................30
SECTION 2.5.        SUPPLEMENTAL MORTGAGE AFFIDAVITS..........................32

ARTICLE III.     REPRESENTATIONS AND WARRANTIES...............................32

SECTION 3.1.        BORROWER REPRESENTATIONS..................................32
SECTION 3.2.        SURVIVAL OF REPRESENTATIONS...............................45

ARTICLE IV.      BORROWER COVENANTS...........................................46

SECTION 4.1.        BORROWER AFFIRMATIVE COVENANTS............................46
SECTION 4.2.        BORROWER NEGATIVE COVENANTS...............................55

ARTICLE V.       INSURANCE, CASUALTY AND CONDEMNATION.........................60

SECTION 5.1.        INSURANCE.................................................60
SECTION 5.2.        CASUALTY AND CONDEMNATION.................................65
SECTION 5.3.        DELIVERY OF NET PROCEEDS..................................66

ARTICLE VI.      ACCOUNTS.....................................................70

SECTION 6.1.        MEZZANINE CASH MANAGEMENT ACCOUNT/
                       MEZZANINE COLLECTION ACCOUNT...........................70
SECTION 6.2.        DISTRIBUTIONS FROM MEZZANINE CASH MANAGEMENT ACCOUNT......71
SECTION 6.3.        TAX AND INSURANCE ESCROW ACCOUNT..........................72
SECTION 6.4.        DEBT SERVICE ACCOUNT......................................74
SECTION 6.5.        OPERATING EXPENSE RESERVE ACCOUNT.........................74
SECTION 6.6.        CAPITAL EXPENDITURE RESERVE ACCOUNT.......................75
SECTION 6.7.        DEFERRED MAINTENANCE AND ENVIRONMENTAL ESCROW ACCOUNT.....76
SECTION 6.8.        NET PROCEEDS ACCOUNT......................................76
SECTION 6.9.        INTENTIONALLY DELETED.....................................77
SECTION 6.10.       GROUND RENT ESCROW ACCOUNT................................77
SECTION 6.11.       ACCOUNT COLLATERAL........................................77
SECTION 6.12.       PERMITTED INVESTMENTS.....................................78
SECTION 6.13.       BANKRUPTCY................................................78
SECTION 6.14.       LETTERS OF CREDIT.........................................79
SECTION 6.15.       PROVISIONS REGARDING LETTERS OF CREDIT....................80

                                          i

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ARTICLE VII.     PROPERTY MANAGEMENT..........................................80

SECTION 7.1.        THE MANAGEMENT AGREEMENT..................................81
SECTION 7.2.        PROHIBITION AGAINST TERMINATION OR MODIFICATION...........81
SECTION 7.3.        REPLACEMENT OF MANAGER....................................81

ARTICLE VIII.    TRANSFERS....................................................82

SECTION 8.1.        TRANSFER OF THE PROPERTIES AND COLLATERAL.................82
SECTION 8.2.        TRANSFER OF EQUITY INTERESTS..............................82
SECTION 8.3.        LENDER'S CONSENT RIGHTS...................................82

ARTICLE IX.      SALE AND SECURITIZATION OF MORTGAGE..........................83

SECTION 9.1.        SALE OF MORTGAGES AND SECURITIZATION......................83
SECTION 9.2.        SECURITIZATION INDEMNIFICATION............................84

ARTICLE X.       DEFAULTS.....................................................86

SECTION 10.1.       EVENT OF DEFAULT..........................................86
SECTION 10.2.       REMEDIES..................................................90
SECTION 10.3.       REMEDIES CUMULATIVE.......................................92

ARTICLE XI.      MISCELLANEOUS................................................92

SECTION 11.1.       SUCCESSORS AND ASSIGNS....................................92
SECTION 11.2.       LENDER'S DISCRETION.......................................92
SECTION 11.3.       GOVERNING LAW.............................................93
SECTION 11.4.       MODIFICATION, WAIVER IN WRITING...........................94
SECTION 11.5.       DELAY NOT A WAIVER........................................94
SECTION 11.6.       NOTICES...................................................95
SECTION 11.7.       WAIVER OF RIGHT TO TRIAL BY JURY..........................96
SECTION 11.8.       HEADINGS..................................................96
SECTION 11.9.       SEVERABILITY..............................................96
SECTION 11.10.      PREFERENCES...............................................96
SECTION 11.11.      WAIVER OF NOTICE..........................................97
SECTION 11.12.      REMEDIES OF BORROWER......................................97
SECTION 11.13.      EXPENSES; INDEMNITY.......................................97
SECTION 11.14.      SCHEDULES INCORPORATED....................................98
SECTION 11.15.      OFFSETS, COUNTERCLAIMS AND DEFENSES.......................98
SECTION 11.16.      NO JOINT VENTURE OR PARTNERSHIP;
                       NO THIRD PARTY BENEFICIARIES...........................99
SECTION 11.17.      PUBLICITY.................................................99
SECTION 11.18.      WAIVER OF MARSHALLING OF ASSETS...........................99
SECTION 11.19.      WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.................100
SECTION 11.20.      CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE............100
SECTION 11.21.      BROKERS AND FINANCIAL ADVISORS...........................100

                                       ii

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SECTION 11.22.      INTENTIONALLY DELETED....................................101
SECTION 11.23.      PRIOR AGREEMENTS.........................................101
SECTION 11.24.      SERVICER.................................................101
SECTION 11.25.      DUPLICATE ORIGINALS; COUNTERPARTS........................101
SECTION 11.26.      CROSS COLLATERALIZATION..................................101
SECTION 11.27.      JOINT AND SEVERAL LIABILITY..............................102

SCHEDULES

Schedule I      - Mortgage Borrowers

Schedule II     - Intentionally Deleted

Schedule III    - Borrowers, Licensed Beds

Schedule IV     - Organizational Chart

Schedule V      - Allocated Loan Amount

Schedule VI     - Amortization

Schedule VII    - Intentionally Deleted

Schedule VIII   - Guarantors

Schedule IX     - Insurance Claims

Schedule X      - Waivers of Physical Plant Standards

Schedule XI     - Pending Audits

Schedule XII    - Waivers in Connection with Licensed Beds

Schedule XIII   - Proceedings and Notices

Exhibits

Exhibit A       - Intentionally Deleted

Exhibit B       - Intentionally Deleted

Exhibit C       - Intentionally Deleted

Exhibit D       - Material Agreements

                            MEZZANINE LOAN AGREEMENT

          THIS MEZZANINE LOAN AGREEMENT, dated as of November 1, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207 (together with its successors and assigns "Lender") and THOSE ENTITIES LISTED AS A "BORROWER" ON SCHEDULE III attached hereto, each a Delaware limited liability company and each having an address at 4660 Trindle Road, Suite 103, Camp Hill, Pennsylvania 17011 (each, a "Borrower" and collectively, the "Borrowers").

          All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

          WHEREAS, Ventas Realty, Limited Partnership, a Delaware limited partnership, as mortgage lender (together with its successors and assigns, the "Mortgage Lender"), has made a loan in the maximum principal amount of $55,000,0000 (the "Mortgage Loan") to those entities listed as a "Mortgage Borrower" on Schedule I attached hereto, each a Delaware limited liability company (each, a "Mortgage Borrower" and collectively, the "Mortgage Borrowers") pursuant to a Loan Agreement of even date herewith (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Mortgage Loan Agreement"), which Mortgage Loan is evidenced by a Promissory Note of even date herewith (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Mortgage Note") made by the Mortgage Borrowers to Mortgage Lender and secured by, among other things, those certain Mortgages (as defined in the Mortgage Loan Agreement) made by each of the Mortgage Borrowers in favor of Mortgage Lender pursuant to which the Mortgage Borrowers have granted to the Mortgage Lender first priority mortgages and deeds of trust on the real property and other collateral as more fully described in the Mortgages (each, a "Mortgage Property" and collectively, the "Mortgage Properties");

          WHEREAS, THI of Ohio ALFs I, LLC (the "Fee Property Borrower") is the owner of a fee interest in each of the Mezzanine Properties (as defined below) listed opposite its name on Schedule III attached hereto;

          WHEREAS, each of (i) THI of Ohio at Kent, LLC, (ii) THI of Ohio at Cortland, LLC, (iii) THI of Ohio at Berea, LLC, (iv) THI of Maryland at Franklin Square, LLC and (v) THI of Maryland at Fort Washington, LLC (each, a "Leasehold Property Borrower" and collectively, the "Leasehold Property Borrowers") is the owner of a leasehold interest in the Mezzanine Property (as defined below) listed opposite its name on Schedule III attached hereto;

          WHEREAS, THI of Maryland at Franklin Square, LLC is the owner of a fee interest in the Mezzanine Property that is a parking lot;

          WHEREAS, THI of Ohio SNFs, LLC (the "Ohio Equity Borrower") is the legal and beneficial owner of all of the membership interests in each Mortgage Borrower listed under its name on Schedule I attached hereto (such membership interests, the "Ohio Pledged Company Interests");

          WHEREAS, THI of Maryland SNFs I, LLC (the "Maryland I Equity Borrower") is the legal and beneficial owner of all of the membership interests in each Mortgage Borrower listed under its name on Schedule I attached hereto (such membership interests, the "Maryland I Pledged Company Interests");

          WHEREAS, THI of Maryland SNFs II, LLC (the "Maryland II Equity Borrower") is the legal and beneficial owner of all of the membership interests in each of (i) THI of Maryland at Franklin Square, LLC and (ii) THI of Maryland at Fort Washington, LLC (such membership interests, the "Maryland II Pledged Company Interests");

          WHEREAS, (i) the Fee Property Borrower and the Leasehold Property Borrowers are individually referred to herein as, a "Property Borrower" and collectively as, the "Property Borrowers", (ii) the Ohio Equity Borrower, the Maryland I Equity Borrower and the Maryland II Equity Borrower are individually referred to herein, as an "Equity Borrower" and collectively as, the "Equity Borrowers" and (iii) the Ohio Pledged Company Interests, the Maryland I Pledged Company Interests and the Maryland II Pledged Company Interests are referred to herein collectively as, the "Pledged Company Interests";

          WHEREAS, the Borrowers have requested that Lender make a loan to the Borrowers in the initial principal amount of $22,000,000 (the "Loan"); and

          WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to the Borrowers, (i) each Equity Borrower has entered into that certain Mezzanine Pledge and Security Agreement of even date herewith in favor of Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which such Equity Borrower has granted to Lender a first priority security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Debt (as defined below) and (ii) each Property Borrower has entered into a Mortgage (as defined below) in favor of Lender, pursuant to which such Property Borrower has granted to Lender a first priority security interest in each Mezzanine Property (as defined below);

          NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                 ARTICLE DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          Section 1.1. Definitions.

          For all purposes of this Agreement, except as otherwise expressly provided:

          "Account Collateral" means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

          "Accreditation" means certification by a generally recognized independent agency or other organization that a facility fully complies with the standards set by such agency or organization for operation of such a facility.

          "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls," "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Agreement" means this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Mezzanine Property as set forth on Schedule V, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Debt due to (A) a regular payment of monthly Debt Service pursuant to
Section 2.3.1, each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question) or (B) an adjustment of the Loan Amount as a result of a reallocation of the aggregate principal balance of the Loan and the Mortgage Loan pursuant to Section 2 of the Cooperation Agreement, each Allocated Loan Amount shall be decreased or increased by an amount equal to the product of (i) the amount by which the Loan Amount is to be decreased or increased in connection with a reallocation pursuant to Section 2 of the Cooperation Agreement and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing sentence to the contrary, when the Debt is reduced as the result of Lender's receipt of proceeds with respect to a Condemnation or Casualty affecting one hundred percent (100%) of a Mezzanine Property, the Allocated Loan Amount for such Mezzanine Property with respect to which the insurance proceeds or Award were received shall, at Lender's sole discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the

"Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds the proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

          "ALTA" means American Land Title Association, or any successor thereto.

          "Alteration Threshold" means (a) with respect to any Mezzanine Property, the greater of (i) five percent (5%) of the Allocated Loan Amount for such Mezzanine Property or (ii) $200,000 and (b) with respect to the Mezzanine Properties, two percent (2%) of the Loan Amount.

          "Annual Budget" means the operating and capital budget for the Mezzanine Properties on a combined basis and for each Mezzanine Property setting forth, in reasonable detail, (i) Borrowers' good faith estimate of the anticipated results of operations, including Operating Income, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year and (ii) a breakdown of projected Patient Revenues and other revenues of each Borrower and its Affiliates itemized by payor type.

          "Assignment of Leases" means, with respect to each Mezzanine Property, that certain first priority Assignment of Leases and Rents and Contracts, dated as of the date hereof, from the applicable Property Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and "Assignments of Leases and Rents" means all such instruments collectively.

          "Assisted Living Facility" means a residential or facility-based program that provides housing and supportive services, supervision, personalized assistance, health-related services or a combination thereof which meets the needs of individuals who are unable to perform or who need assistance in performing the activities of daily living, whether licensed as an assisted living facility, a residential care facility or adult care facility.

          "Assignment of Management Agreement" means that certain Assignment of Management Agreement and Staff Leasing Agreement dated the date hereof among the Property Borrowers, Manager, each Staff Provider and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and "Assignments of Management Agreements" means all such instruments collectively.

          "Award" means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of a Mezzanine Property.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

          "Basic Carrying Costs" means, with respect to each Mezzanine Property, the sum of the following costs associated with such Mezzanine Property: (i) Taxes, (ii) Insurance Premiums and (iii) ground rents, if any.

          "Berea Ground Lease" means that certain Lease Agreement dated January 1, 1991 by and between Laurence W. Gertsma, Trustee and Howard Wyles, Trustee (collectively, the "Berea Ground Lessor") and Northwestern Service Corporation, a Delaware corporation ("Berea Original Lessee"), as assigned pursuant to the Assignment and Landlord's Consent and Estoppel Certificate dated May 31, 2000 among the Berea Ground Lessor, Providence Health Care, Inc., a Delaware corporation (successor to the Berea Original Lessee), and Trans Healthcare of Ohio, Inc., a Delaware corporation, as further assigned to the applicable Borrower, as amended, modified and in effect from time to time.

          "Borrower" and "Borrowers" each has the meaning set forth in the first paragraph of this Agreement.

          "Borrower Party" means each Borrower, each Mortgage Borrower and each entity which held any Regulatory Permit (as defined herein and in the Mortgage Loan Agreement) relating to any Property prior to transferring same to such Borrower or Mortgage Borrower, as applicable.

          "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York or the State where the Cash Management Bank is located.

          "Capital Expenditure Reserve Account" shall have the meaning set forth in Section 6.6(a).

          "Capital Expenditures" means, with respect to each Mezzanine Property, hard and soft costs incurred by any Property Borrower with respect to replacements and capital repairs made to the Mezzanine Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP and to the extent not paid by Net Proceeds.

          "Casualty" means the occurrence of any casualty, damage or injury, by fire or otherwise, to a Property or any part thereof.

          "Casualty Consultant" has the meaning set forth in Section 5.3.2(c).

          "Casualty Retainage" has the meaning set forth in Section 5.3.2(d).

          "Closing Date" means the date of funding the Loan.

          "CMS" means the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration ("HCFA")).

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" has the meaning set forth in the recitals of this Agreement.

          "Collateral Accounts" means, collectively, the Mezzanine Cash Management Account, the Mezzanine Collection Account, the Tax and Insurance Escrow Account, the Ground Rent Escrow Account, the Debt Service Account, the Net Proceeds Account, the Capital Expenditure Reserve Account, the Operating Expense Reserve Account and the Deferred Maintenance and Environmental Escrow Account.

          "CON" means a certificate of need or similar permit or approval (not including conventional building permits) from a Governmental Authority related to the construction and/or operation of Improvements at any Property for use for a specified number of beds in a Nursing Facility, Assisted Living Facility and/or Specialty Hospital, or alteration of any such Improvements or modifications of services provided at a Property used as a Nursing Facility, Assisted Living Facility and/or Specialty Hospital.

          "Condemnation" means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of a Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the applicable Property or any part thereof.

          "Cooperation Agreement" means that certain Cooperation Agreement of even date herewith among Lender, Mortgage Borrowers, Borrowers and Guarantors, as the same may from time to time be modified, amended or replaced.

          "Cortland Ground Lease" means that certain Lease Agreement dated October 22, 1974 by and between Carr-Lee Inc., an Ohio corporation ("Cortland Ground Lessor") and Northwestern Service Corporation, a Delaware corporation ("Cortland Original Lessee"), as assigned pursuant to the Assignment and Landlord's Consent and Estoppel Certificate dated May 31, 2000 among Kamalt Corporation, an Ohio corporation (as successor to the Cortland Ground Lessor), Providence Health Care, Inc., a Delaware corporation (successor to Cortland Original Lessee), and Trans Healthcare of Ohio, Inc., a Delaware corporation, as further assigned to the applicable Borrower, as amended, modified and in effect from time to time.

          "Debt" means the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including, without limitation, any Prepayment Premium payable hereunder and any of Lender's costs and expenses for which any Borrower is responsible under the terms of any of the Loan Documents) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement, the Master Guaranty Pledge, the Mortgages, the Environmental Indemnity or any other Loan Document.

          "Debt Constant" means eleven and thirty-three one hundredths percent (11.33%).

          "Debt Service" means, with respect to any particular period of time, scheduled principal and interest payments under the Note.

          "Debt Service Account" has the meaning set forth in Section 6.4.

          "Debt Service Coverage Ratio" shall mean, for any twelve (12) calendar month period, the ratio of (i) the Pro Forma Net Operating Income for all Properties for such period immediately preceding the date of calculation to (ii) Debt Service plus the Mortgage Debt Service for the twelve (12) calendar month period following the date of calculation assuming, as to the Debt Service, an interest rate equal to the greater of the Debt Constant and the Interest Rate in effect on the date of such calculation.

          "Default" means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "Default Rate" means, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) four percent (4%) above the Interest Rate.

          "Deferred Maintenance Amount" means $179,456.25.

          "Deferred Maintenance and Environmental Escrow Account" has the meaning set forth in Section 6.7(a).

          "Deferred Maintenance Conditions" means those items described in the property condition reports delivered to Lender in connection with the Loan.

          "Disclosure Document" has the meaning set forth in Section 9.2(a).

          "Eligible Account" means a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.
(s).9.10(b), having in either case a combined capital and surplus of at least fifty million dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" means a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P and "Aa2" by Moody's.

          "Embargoed Person" has the meaning set forth in Section 3.1.37.

          "Environmental Indemnity" means that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and Guarantors in connection with the Loan for the benefit of Lender.

          "Equipment" has the meaning set forth in the Granting Clause of the Mortgages.

          "Equity Borrowers" and "Equity Borrower" each has the meaning set forth in the recitals of this Agreement.

          "ERISA" has the meaning set forth in Section 4.2.11.

          "Event of Default" has the meaning set forth in Section 10.1.

          "Exchange Act" has the meaning set forth in Section 9.2(a).

          "Fee Property Borrower" has the meaning set forth in the recitals of this Agreement.

          "Fiscal Year" means each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

          "Fitch" means Fitch, Inc.

          "Franklin Square Ground Lease" means that certain Lease Agreement dated May 1, 1993 by and between Ellsea Realty Limited Partnership, as beneficial owner and Robert M. Hankin and Mary C. Eubert, as personal representatives to the Estate of Asa H. Wessels, as record owner (collectively the "Franklin Square Ground Lessor") and Camden Yards Nursing and Rehabilitation Center, LLC, a Maryland limited liability company ("Franklin Square Original Lessee"), as assigned by Franklin Square Original Lessee to Mariner Health of Maryland, Inc. ("Mariner") pursuant to the Assignment and Assumption Agreement with Guaranty dated October 1, 1996; as further assigned by Mariner to Millennium Health and Rehabilitation Center of Franklin Square, LLC, a Maryland limited liability company, pursuant to the Assignment and Assumption Agreement dated June 1, 1999, as further assigned to the applicable Borrower, as amended, modified and in effect from time to time.

          "Fort Washington Ground Lease" means that certain Lease dated December 1, 2000, between Fort Washington Care Center Limited Partnership, a Maryland limited partnership ("Fort Washington Ground Lessor") and Millennium Health and Rehabilitation Center of Fort Washington, LLC ("Original Fort Washington Ground Lessee"), as assigned to the applicable Borrower, as amended, modified and in effect from time to time.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

          "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, CMS, the United States Department of Health and Human Services, any state licensing agency and/or any state Medicaid agency.

          "Ground Leases" mean, collectively, the Berea Ground Lease, the Cortland Ground Lease, the Franklin Square Ground Lease, the Fort Washington Ground Lease and the Kent Ground Lease, and "Ground Lease" means any of such ground leases individually.

          "Ground Lessor Agreement" means, with respect to each Ground Lease, the Lessor Recognition and Estoppel Agreement by and among the applicable Borrower, ground lessor thereunder and fee mortgagee thereunder, if any, as amended, modified and in effect from time to time.

          "Ground Rent" means any rent, additional rent or other charge payable by the tenant under a Ground Lease.

          "Ground Rent Funds" has the meaning set forth in Section 6.10(b).

          "Ground Rent Escrow Account" has the meaning set forth in Section 6.10(a).

          "Guarantors" means, collectively, Trans Healthcare, Inc., a Delaware corporation, and each of its subsidiaries shown in the attached Schedule VIII and "Guarantor" shall mean each such entity.

          "Guaranty (Recourse Obligations)" means that certain Guaranty of Recourse Obligations of even date herewith from Guarantors for the benefit of Lender.

          "Improvements" has the meaning set forth in the Granting Clause of the Mortgages.

          "Indebtedness" means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all Indebtedness of others guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

          "Indemnified Liabilities" has the meaning set forth in Section
11.13(b).

          "Independent Director" means a duly appointed member of the board of directors (or with respect to a Single Member LLC, its board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (b) a creditor, supplier, employee, officer, director, family member, manager, or contractor of such entity or any of its affiliates, or (c) a person who controls (whether directly, indirectly, or otherwise) such entity or its affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of such entity or its affiliates.

          "Insurance Premiums" has the meaning set forth in Section 5.1.1(b).

          "Interest Accrual Period" means, subject to the proviso in the definition of the defined term "Payment Date," each period of time running from and including the fifteenth (15th) day of a calendar month to and including the fourteenth (14th) day of the following calendar month during the term of the Loan. If the Closing Date shall occur prior to the fifteenth (15th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the fourteenth (14th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the fourteenth (14th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the fourteenth
(14th) day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the fourteenth (14th) day of a calendar month, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

          "Interest Rate" means a rate per annum equal to seventeen percent
(17%).

          "Inventory" means all "inventory," as such term is defined in the UCC and, to the extent not included in such definition, any goods now owned or hereafter acquired by any Borrower intended for sale or lease, or to be used in connection with services furnished by any Borrower in connection with any Mezzanine Property, including without limitation, all inventories held by each Borrower for sale or use at or from any Mezzanine Property, and all other such goods, wares, merchandise, and materials and supplies of every nature owned by any Borrower and all such other goods returned to or repossessed by any Borrower.

          "Kent Ground Lease" means that certain Amended and Restated Lease Agreement dated June 21, 1989 by and between Health Care Reit, Inc., a Delaware corporation ("Kent Ground Lessor") and Northwestern Service Corporation, a Delaware corporation ("Kent Original Lessee"), as assigned pursuant to the Assignment and Landlord's Consent and Estoppel Certificate dated May 31, 2000 among Kent Ground Lessor, Providence Health Care, Inc., a Delaware corporation (successor to Kent Original Lessee) and Trans Healthcare of Ohio, Inc., a Delaware corporation, as further assigned to the applicable Borrower, as amended, modified and in effect from time to time.

          "Lease" means any lease, sublease, sub-sublease or other agreement or arrangement affecting the use or occupancy of all or any portion of any Property (other than any Ground Lease) now in effect or hereafter entered into (including, without limitation, any patient admission and resident care agreement, letting, sublease, license, concession, tenancy or other occupancy agreement covering or encumbering all or any portion of such Property), together with any guarantee, supplement, amendment, modification, extension or renewal of the same, and any additional remainder, reversion, or other right and estate appurtenant thereto.

          "Leasehold Property Borrowers" and "Leasehold Property Borrower" each has the meaning set forth in the recitals of this Agreement.

          "Legal Requirements" means, with respect to each Borrower, each Mortgage Borrower and each Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, guidelines, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Borrower, such Mortgage Borrower or such Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, (i) the Americans with Disabilities Act of 1990, (ii) all zoning, subdivision and land use laws, regulations and ordinances, health, fire, building codes and parking laws, (iii) skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and guidelines, including, without limitation, Medicare Regulations and Medicaid Regulations and (iv) any licensure requirements or certification requirements under applicable federal and/or state cost reimbursement programs, including, without limitation, Medicare and Medicaid, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower or any Mortgage Borrower, at any time in force affecting such Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" means Ventas Realty, Limited Partnership, a Delaware limited partnership, together with its successors and assigns.

          "Lender Indemnities" has the meaning set forth in Section 11.13(b).

          "Letter of Credit" means a clean, irrevocable, unconditional, transferable evergreen letter of credit with respect to which no Borrower has any reimbursement obligation, payable on sight draft only, in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by an Eligible Institution. A Letter of Credit must expressly provide that (i) partial draws are permitted thereunder, (ii) it is freely transferable to any successor or assign of Lender without cost, and (iii) Lender is entitled to draw on it immediately and without further notice (a) upon the occurrence and during the continuance of a Default or Event of Default, (b) if any Borrower fails to deliver to Lender, no less than thirty (30) days prior to the termination of a Letter of Credit (including any renewal or extension thereof), a renewal or extension of such Letter of Credit or a replacement Letter of Credit, or (c) if the issuing bank is no longer an Eligible Institution and Borrowers fail to deliver to Lender a replacement Letter of Credit within ten (10) days of the date that the issuing bank is no longer an Eligible Institution.

          "Liabilities" has the meaning set forth in Section 9.2(b).

          "Lien" means, with respect to each Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Property or any portion thereof or any Borrower or Mortgage Borrower or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Liquidation Event" has the meaning set forth in Section 2.4.2(b).

          "Loan" means the loan made by Lender to Borrowers pursuant to this Agreement.

          "Loan Amount" shall mean the outstanding principal balance of the Loan, as the same may be increased or decreased as a result of the Re-sizing, prepayment or otherwise from time to time.

          "Loan Documents" means, collectively, this Agreement, the Note, the Pledge Agreement, the Master Guaranty Pledge, the Mortgages, the Assignments of Leases, the Mezzanine Cash Management Agreement, the Mezzanine Collection Account Agreement, the Master Guaranty, the Environmental Indemnity, the Assignment of Management Agreement and any other document pertaining to the Mezzanine Properties as well as all other documents now or hereafter executed and/or delivered in connection with the Loan as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Lockout Date" means the date that is eighteen (18) months after the Re-sizing Date.

          "Management Agreement" means the Management Services Agreement, dated as of the date hereof, between the Property Borrowers, each as owner, and the Manager, as manager, pursuant to which such manager is to provide management and other services with respect to all of the Properties.

          "Manager" means Trans Health Management, Inc., a Delaware corporation , in its capacity as manager under the Management Agreement, or its successors or permitted assigns thereunder.

          "Maryland Property Borrowers" means each of the Borrowers that owns a Property in the State of Maryland.

          "Maryland I Equity Borrower" has the meaning set forth in the recitals of this Agreement.

          "Maryland I Pledged Company Interests" has the meaning set forth in the recitals of this Agreement.

          "Maryland II Equity Borrower" has the meaning set forth in the recitals of this Agreement.

          "Maryland II Pledged Company Interests" has the meaning set forth in the recitals of this Agreement.

          "Maryland Staff Leasing Agreement" means the Staff Leasing Agreement, dated as of the date hereof, between the Maryland Property Borrowers, each as owner, and the Maryland Staff Provider, as the staff provider, pursuant to which the Maryland Staff Provider is to provide personnel for all of the Mezzanine Properties located in the State of Maryland.

          "Maryland Staff Provider" means THI Services of Maryland, Inc., a Delaware corporation.

          "Master Guaranty" means that certain Master Guaranty, dated as of the date hereof, from the Guarantors to Lender, Mortgage Lender and Sale/Leaseback Lessor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Master Guaranty Pledge" means that certain Guarantor Pledge and Security Agreement, dated as of the date hereof, from the Guarantors to Lender, Mortgage Lender and Sale/Leaseback Lessor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Material Adverse Effect" means a material adverse effect upon (i) the ability of any Borrower or any Mortgage Borrower to perform, or of Lender or Mortgage Lender to enforce, any material provision of any Loan Document or Mortgage Loan Document, (ii) the enforceability of any material provision of any Loan Document or Mortgage Loan Document, or

(iii) the value, Net Operating Income (as defined herein and in the Mortgage Loan Agreement), use or enjoyment of any Property or the operation thereof. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

          "Material Agreement" means each contract or agreement relating to the ownership, management, development, use, operation, leasing maintenance, repair or improvement of a Mezzanine Property, or otherwise imposing obligations on a Borrower, under which a Borrower would have the obligation to pay more than $50,000 per annum or which cannot be terminated by a Borrower without cause upon ninety (90) days notice or less without the payment of a termination fee.

          "Maturity Date" means November 15, 2005 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise. At Lender's option, the Maturity Date may be changed from November 15, 2005 to the Re-sizing Maturity Date in accordance with the Cooperation Agreement.

          "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the states for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and the regulations promulgated thereunder.

          "Medicaid Certification" means, with respect to any Person, health care facility, or Nursing Facility, certification by CMS or a state agency or entity under contract with CMS that such Person, facility or Nursing Facility, as applicable, complies with the conditions of participation set forth in Medicaid Regulations or any similar certification issued by CMS or a state agency.

          "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act (42 U.S.C. (s)(s) 1396 et seq.) or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes enacted and all state plans for medical assistance, and state plan amendments filed by the state with CMS in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, Nursing Facilities, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. (s)(s) 1395 et seq.) and the regulations promulgated thereunder.

          "Medicare Certification" means, with respect to any Person, health care facility, or Nursing Facility, certification by CMS or a state agency or entity under contract with CMS that such Person, facility or Nursing Facility, as applicable, complies with the conditions of participation set forth in Medicare Regulations or any similar certification issued by CMS or a state agency.

          "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. (s)(s) 1395 et seq.) or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

          "Mezzanine Cash Management Account" has the meaning set forth in
Section 6.1(a).

          "Mezzanine Cash Management Agreement" means that certain Mezzanine Cash Management Agreement of even date herewith among Lender, Mortgage Lender, Borrowers, Mortgage Borrowers and Mezzanine Cash Management Bank, as the same may from time to time be modified, amended or replaced.

          "Mezzanine Cash Management Bank" means The Bank of New York, a New York State banking institution, and any other Eligible Institution from time to time selected in accordance with Section 6.1(c).

          "Mezzanine Cash Management Event" means at any time the Debt Service Coverage Ratio falls below 1.20:1.00.

          "Mezzanine Cash Management Period" means the period of time commencing on the occurrence of a Cash Management Event and ending on the Payment Date following the date that the Debt Service Coverage Ratio is at or above 1.20:1.00 for two (2) consecutive quarters.

          "Mezzannine Collection Account" has the meaning set forth in Section 6.1.

          "Mezzanine Collection Account Agreement" means that certain Mezzanine Collection Account Agreement of even date herewith among Lender, Borrowers and Mezzanine Collection Account Bank, as the same may from time to time be modified, amended or replaced.

          "Mezzanine Collection Account Bank" means First Union National Bank, or any other Eligible Institution from time to time selected in accordance with
Section 6.1(c).

          "Mezzanine Property" means each parcel of real property, the Improvements thereon and all personal property owned by any Property Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of such Mortgage, and "Mezzanine Properties" means all such parcels and other properties collectively.

          "Monthly Capital Expenditure Reserve Amount" means $14,500.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means, with respect to each Mezzanine Property, a first priority Open-Ended Fee Mortgage and Security Agreement or a first priority Open-Ended Leasehold Mortgage and Security Agreement, or similar security instrument, dated the date hereof, executed and delivered by a Property Borrower as security for the Loan and encumbering such Mezzanine Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments collectively.

          "Mortgage Borrowers" and "Mortgage Borrower" each has the meaning set forth in the recitals of this Agreement.

          "Mortgage Borrower Company Agreement" means, with respect to each Mortgage Borrower, the operating agreement of such Mortgage Borrower, dated as of the date hereof, by the related Borrower.

          "Mortgage Cash Management Account" means that certain cash management account established pursuant to the terms of the Mortgage Loan Agreement.

          "Mortgage Cash Management Period" means the "Cash Management Period" as defined in the Mortgage Loan Agreement.

          "Mortgage Debt Service" means, with respect to any particular period of time, scheduled principal and interest payments under the Mortgage Loan.

          "Mortgage Lender " has the meaning set forth in the recitals of this Agreement.

          "Mortgage Loan" has the meaning set forth in the recitals of this Agreement.

          "Mortgage Loan Agreement" has the meaning set forth in the recitals of this Agreement.

          "Mortgage Loan Documents" has the meaning set forth in the Mortgage Loan Agreement under the term, "Loan Documents".

          "Mortgage Payment Date" means the "Payment Date" as defined in the Mortgage Loan Agreement.

          "Mortgage Properties" and "Mortgage Property" each has the meaning set forth in the recitals of this Agreement.

          "Net Liquidation Proceeds After Debt Service" means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of any Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender's reasonable costs incurred in connection there recovery thereof, (ii) the costs incurred by any Mortgage Borrower in connection with a restoration of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or transfer of the Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and
(vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys' fees) of such refinancing as shall be reasonably approved by Lender.

          "Net Operating Income" means, for any period, the amount by which Operating Income exceed Operating Expenses.

          "Net Proceeds" means: (i) the net amount of all insurance proceeds payable as a result of a Casualty to a Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds and taxes, if any, payable by a Borrower with respect to such proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award and taxes, if any, payable by a Borrower with respect to such proceeds.

          "Net Proceeds Account" has the meaning set forth in Section 6.8(a).

          "Net Proceeds Deficiency" has the meaning set forth in Section
5.3.2(f).

          "Note" has the meaning set forth in Section 2.1.3.

          "Notice" has the meaning set forth in Section 11.6.

          "Nursing Facility" means a facility (including any Alzheimer's or dementia care unit of sub acute unit), which offers nonacute inpatient care to patients who suffer from a disease, chronic illness, or disability requiring nursing care without continuous hospital services, and who require medical services and nursing services rendered by or under the supervision of a licensed medical professional, together with convalescent or restorative services now or hereafter located on a Property.

          "Officer's Certificate" means a certificate delivered to Lender by a Borrower which is signed by an authorized senior officer of such Borrower.

          "Ohio Equity Borrower" has the meaning set forth in the recitals of this Agreement.

          "Ohio Property Borrowers" means, collectively, THI of Ohio ALFs I, LLC, THI of Ohio at Berea, LLC, THI of Ohio at Cortland, LLC and THI of Ohio at Kent, LLC.

          "Ohio Pledged Company Interests" has the meaning set forth in the recitals of this Agreement.

          "Ohio Staff Leasing Agreement" means the Staff Leasing Agreement, dated as of the date hereof, between the Ohio Property Borrowers, each as owner, and the Ohio Staff Provider, as the staff provider, pursuant to which the Ohio Staff Provider is to provide personnel for all of the Mezzanine Properties located in the State of Maryland.

          "Ohio Staff Provider" means THI Services Corp., a Delaware corporation.

          "Operating Expense Reserve Account" shall have the meaning set forth in Section 6.5(a).

          "Operating Expenses" means, with respect to a Property (or the Properties) and without duplication, all costs and expenses incurred by a Borrower or Mortgage Borrower determined on an accrual basis, relating to the operation, maintenance, repair, use and management of such Property (or the Properties), including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, actual management fees but excluding
(i) rent payments made by any Borrower under a Ground Lease and principal, interest and other payments made by a Borrower or Mortgage Borrower under the Loan Documents or the Mortgage Loan Documents, (ii) depreciation, amortization and other non-cash expenses of the Properties; provided, however, such costs and expenses shall be subject to reasonable adjustment by Lender to normalize such costs and expenses and (iii) capital expenditures.

          "Operating Income" means, without duplication, all revenue derived from the ownership and/or operation of a Property (or Properties) by any Borrower or Mortgage Borrower from whatever source determined on an accrual basis, including, but not limited to, (i) Rents, including, but not limited to, Patient Revenues (as defined herein and in the Mortgage Loan Agreement) received by any Borrower or Mortgage Borrower or by any subtenant or licensee which is an Affiliate of any Borrower or Mortgage Borrower (but excluding any revenues received by any subtenant or licensee which is not an Affiliate of any Borrower or Mortgage Borrower) and
(ii) Rents received by any Borrower or Mortgage Borrower from any subtenant or licensee which is not an Affiliate of any Borrower or Mortgage Borrower (but excluding any rents received from any subtenant or licensee which is an Affiliate of any Borrower or Mortgage Borrower); but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by any Borrower or Mortgage Borrower to any governmental authority, (b) non-recurring revenues as reasonably determined by Lender (e.g. proceeds from a sale of assets or refinancing), (c) security deposits (except to the extent determined by Lender to be properly utilized to offset a loss of rent received by any Borrower or Mortgage Borrower), (d) proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question) and (e) any proceeds from the sale or refinancing of any Property or recapitalization of any Borrower or Mortgage Borrower. In addition, if required by Lender, income accrued but not paid in cash during an accounting period shall be adjusted for an allowance for doubtful accounts in a manner consistent with historical net realizable value.

          "Organizational Documents" means, as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.

          "Other Charges" means all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mezzanine Properties, now or hereafter levied or assessed or imposed against the Mezzanine Properties or any part thereof.

          "Parent" means Trans Healthcare, Inc., a Delaware corporation.

          "Patient Revenues" means revenues generated from the sale of goods or services at or through the Properties, whether by a Borrower or any subtenant or licensee of such Borrower, or any other party, which revenues are primarily derived from services provided to patients (including, without limitation, revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at the Mezzanine Properties), including but not limited to, Self-Pay Receivables and all other income, consideration, issues, accounts, profits or benefits of any nature arising from the ownership, possession, use or operation of such Mezzanine Property, including, without limitation, all rights to payment from the Medicare and Medicaid programs or similar state or federal programs, boards, bureaus or agencies (to the extent legally assignable under applicable law) and rights to payment from patients or private insurers, arising from the operation of such Mezzanine Property and all revenues, receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, food and beverage facilities, vending machines, telephone and television systems, guest laundry, and the provision or sale of other goods and services.

          "Payment Date" means the fifteenth (15th) day of every calendar month occurring during the term of the Loan; provided, however, in connection with a Securitization of the Loan, Lender may change the Payment Date. Each Borrower shall promptly execute an amendment to this Agreement to evidence any such change.

          "Payor Notice" has the meaning set forth in Section 6.1(b).

          "Permitted Debt" means as to a Mezzanine Property (x) (i) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of such Mezzanine Property which are paid within ninety
(90) days of the date incurred and (ii) financing of Equipment or vehicles used in the ordinary course of operating and owning a Mezzanine Property (including capitalized leases of such Equipment and vehicles) and (y) which unsecured trade payables and financing do not exceed at any one time an aggregate amount as to all Borrowers and their Properties on an aggregate basis of any AR Financing, if any, entered into in accordance with Section 4.2.12 hereof.

          "Permitted Encumbrances" means, with respect to each Mezzanine Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Mezzanine Property or any part thereof,
(iii) Liens, if any, for Taxes with respect to such Mezzanine Property imposed by any Governmental Authority not yet due or delinquent, (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, none of which adversely affect the use, value or operation of such Mezzanine Property, (v) Liens on the Equipment or vehicles used in the ordinary course of business of operating and owning such Mezzanine Property which are the subject of a financing of such Equipment or vehicles (including capitalized leases of such Equipment or vehicles) which financing complies with the terms of the definition of the term "Permitted Debt," and (vi) the Leases consisting of Borrower's standard form patient admission and resident care agreements.

          "Permitted Investments" has the meaning set forth in the Cash Management Agreement.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Physical Plant Standards" has the meaning set forth in Section 3.1.40(g).

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

          "Pledge Agreement" has the meaning set forth in the recitals of this Agreement.

          "Pledged Company Interests" has the meaning set forth in the recitals of this Agreement.

          "Policies" has the meaning specified in Section 5.1.1(b).

          "Prepayment Notice" has the meaning set forth in Section 2.4.1.

          "Prepayment Premium" means an amount equal to the sum of (a) the present value of the interest payments which would have accrued on the principal balance of the Loan (outstanding as of the date of such prepayment) at the Interest Rate from the date of such prepayment up to and including the day on which any prepayment of the loan is, discounted at a rate equal to the Treasury Rate plus (b) fifty (50) basis points.

          "Pro Forma Net Operating Income" means with respect to a Property, Net Operating Income for any period for such Property adjusted as follows: (i) if the actual occupancy percentage of such Property is greater than ninety-five percent (95%), Operating Income for such Property shall be reduced by the product of (1) the difference between the actual occupancy percentage of such Property and ninety-five percent (95%) times (2) the Operating Income for such Property, (ii) Operating Income for such Property shall be reduced by (x) a bad debt expense for such Property equal to the greater of (A) the actual bad debt expense and (B) six-tenths of one percent (0.6%) of Operating Income for such Property for such period (after deducting the vacancy factor as calculated above, if any); (y) a management fee for such Property equal to the greater of
(A) the actual management fee and (B) five percent (5%) of Operating Income for such Property for such period (after deducting any vacancy factor and for bad debt expenses as calculated above, as applicable); (z) a reserve for Capital Expenditures (as defined herein and in the Mortgage Loan Agreement) equal to $300 per annum per licensed bed at each Property consisting of a Nursing Facility or Assisted Living Facility and for each Property which does not constitute a Nursing Facility or Assisted Living Facility such per bed per annum amount as reasonably determined by the Lender; provided, however, that Lender may further adjust Pro Forma Net Operating Income as Lender deems reasonably necessary based upon the occurrence of tangible events that Lender reasonably determines may have a material effect on any Borrower or Property.

          "Property" means, any Mortgage Property or any Mezzanine Property and "Properties" means, collectively, the Mortgage Properties and the Mezzanine Properties.

          "Property Borrowers" and "Property Borrower" each has the meaning set forth in the recitals of this Agreement.

          "Rating Agencies" means, prior to the final Securitization of the Loan, each of S&P, Moody's and Fitch or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

          "Rating Agency Confirmation" means a written affirmation from each of the Rating Agencies that the credit rating of the Securities rated by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

          "Re-sizing" has the meaning set forth in the Cooperation Agreement.

          "Re-sizing Date" means the earlier of (i) the Payment Date upon which the Re-sizing shall occur or (ii) February 15, 2003.

          "Re-sizing Maturity Date" means the date that is the third anniversary of the Re-sizing Date.

          "Registration Statement" has the meaning set forth in Section 9.2(b).

          "Regulatory Permits" has the meaning set forth in Section 3.1.40(b).

          "Reimbursement Contracts" means all third party reimbursement contracts for the Properties which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including, without limitation, Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

          "Rents" means, with respect to each Property, (x) all receipts, rents (whether denoted as advance rent, minimum rent, percentage rent, additional rent or otherwise), issues, income, royalties, profits, revenues (including, without limitation, Patient Revenues (as defined herein and in the Mortgage Loan Agreement) and Self-Pay Receivables (as defined herein and in the Mortgage Loan Agreement)), proceeds, bonuses, deposits (whether denoted as security deposits, utility deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to any Borrower or any Mortgage Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due under any of the Leases, including, without limitation, rights to payment earned under the Leases for space in the Improvements for the operation of ongoing businesses, such as restaurants, news stands, barber shops, beauty shops and pharmacies; provided, however, "Rents" shall not include "patient trust accounts" or "patient needs funds."

          "Restoration" has the meaning set forth in Section 5.2.1.

          "Restoration Threshold" means (a) with respect to any Mezzanine Property, the greater of (i) five percent (5%) of the Allocated Loan Amount for such Mezzanine Property or

(ii) $200,000 and (b) with respect to the Mezzanine Properties, two percent (2%) of the Loan Amount.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sale/Leaseback Lessor" means Ventas Realty, Limited Partnership, a Delaware limited partnership, in its capacity as lessor under the Lease Documents (as defined in the Master Guaranty).

          "SAP Completion Date" has the meaning set forth in the Cooperation Agreement.

          "Secondary Market Transaction" has the meaning set forth in Section 9.1(a).

          "Securities" has the meaning set forth in Section 9.1(a).

          "Securities Act" has the meaning set forth in Section 9.2(a).

          "Securitization" has the meaning set forth in Section 9.1(a).

          "Self-Pay Receivables" means those receivables whereby an individual or resident of a Mezzanine Property is the payor of such receivables.

          "Servicer" has the meaning set forth in Section 11.24.

          "Servicing Agreement" has the meaning set forth in Section 11.24.

          "Severed Loan Documents" has the meaning set forth in Section 10.2(c).

          "Single Member LLC" means a limited liability company that (i) is either (a) a single member limited liability company or (b) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least 1% of the equity interests in such limited liability company as its managing member, and (ii) is organized under the laws of the State of Delaware.

          "Single-Purpose Entity" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter
(i) was and will be organized solely for the purpose of (x) owning or operating the applicable Property or Pledged Company Interests or (y) acting as the managing member of the limited liability company which owns or operates a Property or (z) acting as the general partner of a limited partnership which owns or operates a Property, (ii) has not and will not engage in any business unrelated to (x) the ownership or operation of the applicable Property or Pledged Company Interests or (y) acting as a member of a limited liability company which owns or operates such Property or (z) acting as a general partner of a limited partnership which owns or operates such Property, (iii) has not and will not have any assets other than (x) those related to the applicable Property or Pledged Company Interests or (y) its membership interest in the limited liability company which owns or operates such Property or (z) its general partnership interest in the limited partnership which owns or operates such Property, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations, (vi) if such entity is a corporation, at all relevant times, has and will have at least one Independent Director, (vii) the board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of the board of directors unless all of the directors, including without limitation the Independent Director, shall have participated in such vote,
(viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) if such entity is a limited liability company, is either a Single Member LLC or has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company, (x) without the unanimous consent of all of the partners, directors or managers (including without limitation the Independent Director) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (y) make any assignment for the benefit of such entity's creditors; or (z) take any action that might cause such entity to become insolvent, (xi) has maintained and will maintain its accounts, books and records separate from any other person or entity (except that, for accounting and reporting purposes, each Borrower may be included in the consolidated financial statements of any equity owner of such Borrower in accordance with GAAP provided that such financials will contain detailed notes stating that such entity is a separate legal entity that owns its own assets and has creditors that have a security interest in such assets and that the applicable Property has been sold to such Borrower), (xii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiii) has not commingled and will not commingle its funds or assets with those of any other entity, (xiv) has held and will hold its assets in its own name, (xv) has conducted and will conduct its business in its name,
(xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity (except that, for accounting and reporting purposes, each Borrower may be included in the consolidated financial statements of any equity owner of such Borrower in accordance with GAAP), (xvii) has paid and will pay its own liabilities out of its own funds and assets, (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xix) has maintained and will maintain an arms-length relationship with its affiliates, (xx) if (x) such entity owns or operates a Property, has and will have no Indebtedness other than (A) the Debt and (B) Permitted Debt, or
(y) such entity acts as
the general partner of a limited partnership which owns or operates such Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns or operates such Property which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within ninety (90) days of the date incurred, or (z) such entity acts as a managing member of a limited liability company which owns or operates such Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns or operates such Property which (1) do not exceed, at any time, Ten Thousand Dollars ( $10,000.00) and (2) are paid within ninety
(90) days of the date incurred, (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Debt, (xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks and has and will maintain office space separate from any other entity (which may be a separately identified area in office space shared with one or more entity) and maintain a separate sign in the office directory, (xxiv) except for the Liens granted pursuant to the Loan Documents, has not and will not pledge its assets for the benefit of any other person or entity, (xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct legal entity under its own name and not as a division or part of any other person or entity so as not to mislead others with whom it is dealing (except that, for accounting and reporting purposes, each Borrower may be included in the consolidated financial statements of any equity owner of such Borrower in accordance with GAAP provided that such financials will contain detailed notes stating that such entity is a separate legal entity that owns its own assets and has creditors that have a security interest in such assets and that the applicable Property has been sold to such Borrower), (xxvi) has not made and will not make loans to any person or entity, (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxviii) if such entity is a limited liability company (other than a Single Member LLC), such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxiv) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction and on a commercially reasonably basis with an unrelated third party, (xxx) has paid and will pay the salaries of its own employees from its own funds and has and will maintain a sufficient number of employees in light of its contemplated business operations, (xxxi) has maintained and will maintain adequate capital in light of its contemplated business operations (xxxii) if such entity is a limited liability company (other than a Single Member LLC) or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision; (xxxiii) if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the sole member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents, or (z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents) at least one individual acting as an Independent Director of such Single Member LLC shall, without any action of any Person and simultaneously with the sole member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as the sole member of the Single Member LLC (the "Special Member") and shall preserve and continue the existence of the Single Member LLC without dissolution; (xxxiv) if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any Obligation is outstanding, no Special Member may resign or transfer its rights as Special Member unless (y) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (z) such successor Special Member has also accepted its appointment as an Independent Director and (xxxv) has and shall maintain its assets in a manner that will not be costly or difficult to segregate, ascertain or identify its individual assets for those of any other entity.

          "Special Member" has the meaning set forth in the definition of Single-Purpose Entity.

          "Specialty Hospital" means a facility that is operated as a special hospital for providing specialized services, including but not limited to rehabilitation services, on a in-patient basis. For purposes of this Agreement, the term "Specialty Hospital" shall include "rehabilitation hospital" and "long-term acute care hospital" as those terms are defined under applicable Medicare Regulations.

          "Staff Leasing Agreement" means the Ohio Staff Leasing Agreement or the Maryland Staff Leasing Agreement, as the case may be.

          "Staff Provider" means the Ohio Staff Provider or the Maryland Staff Provider, as the case may be.

          "State" means, with respect to a Property, the State or Commonwealth in which such Property or any part thereof is located.

          "Tax and Insurance Escrow Account" has the meaning set forth in
Section 6.3(a).

          "Taxes" means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Mezzanine Properties or part thereof, together with all interest and penalties thereon.

          "Third Party Payor" means any state, federal or municipal boards, bureaus, corporations or agencies and any private commercial insurers remitting payments to any

Borrower pursuant to Medicare, Medicaid, Blue Cross and/or Blue Shield or other insurance, health plan, managed care or employee assistance programs.

          "Third Party Payor Programs" has the meaning set forth in Section 3.1.40(e).

          "Title Insurance Policy" means, with respect to each Property, an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender issued with respect to such Property and insuring the lien of the Mortgage encumbering such Property.

          "Transfer" means any voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of: (a) all or any part of a Property or the Properties or the Collateral or any estate or interest therein including, but not be limited to, (i) an installment sales agreement wherein any Borrower or Mortgage Borrower agrees to sell a Property or the Properties or the Collateral or any part thereof for a price to be paid in installments, (ii) an agreement by any Borrower or Mortgage Borrower leasing all or a substantial part of a Property or the Properties, for other than actual occupancy by a tenant thereunder and its affiliates or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower's or Mortgage Borrower's right, title and interest in and to any Leases or any Rents; or (b) any ownership interest in (i) any Borrower, Mortgage Borrower or any Guarantor or (ii) any corporation, partnership, limited liability company, trust or other Person owning, directly or indirectly, any interest in any Borrower, Mortgage Borrower or any Guarantor.

          "Treasury Rate" means the yield calculated by the linear interpolation of yields, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date on which any prepayment of the Loan occurs, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the Maturity Date (and in the event H.15 is no longer published, Lender shall in its reasonable discretion select a comparable publication to determine the Treasury Rate).

          "Trustee" means any trustee holding the Loan in a Securitization.

          "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State.

          "Underwriter Group" has the meaning set forth in Section 9.2(b).

          "Updated Information" has the meaning set forth in Section 9.1(b)(i).

          "U.S. Obligations" means direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

          "Ventas Group" has the meaning set forth in Section 9.2(b).

          Section 1.2. Principles of Construction.

          All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                              ARTICLE II. THE LOAN

          Section 2.1. The Loan.

               2.1.1. Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrowers and Borrowers shall accept the Loan from Lender on the Closing Date.

               2.1.2. Single Disbursement to Borrowers. Borrowers shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Notwithstanding the foregoing, the parties acknowledge that the Loan Amount may be increased or decreased as a result of the Re-sizing.

               2.1.3. The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the original principal amount of Twenty-Two Million and No/100 Dollars ($22,000,000) executed by Borrowers and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, componitized, split, increased, extended or consolidated, the "Note") and shall be repaid in accordance with the terms of this Agreement and the Note.

               2.1.4. Use of Proceeds. Borrowers shall use proceeds of the Loan to (i) make equity contributions to the Mortgage Borrowers in order to cause the Mortgage Borrowers to use such amounts for any use permitted pursuant to Section
2.1.4 of the Mortgage Loan Agreement, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Mezzanine Properties, (iii) deposit the initial required amounts into the Collateral Accounts, (iv) pay costs and expenses incurred in connection with the closing of the Loan, including, but not limited to, Lender's costs and expenses, all as approved by Lender, (v) fund any working capital requirements of the Mezzanine Properties, as approved by Lender and (vi) pay any recoupment of deposits or expenses in connection with the acquisition of any of the Mezzanine Properties or in any failed financing in the past nine (9) months.

          Section 2.2. Interest Rate.

               2.2.1. Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

               2.2.2. Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date on which the default which gave rise to the Event of Default occurred without regard to any grace or cure periods contained herein.

               2.2.3. Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the applicable Interest Accrual Period by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as the case may be, divided by three hundred sixty (360)) by (c) the outstanding principal balance.

               2.2.4. Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, any Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

          Section 2.3. Loan Payments.

               2.3.1. Payment Before Maturity Date. Borrowers shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the Interest Accrual Period in which the Closing Date occurs (unless the Closing Date is the fifteenth (15th) day of a calendar month, in which case no such separate payment of interest shall be due) (the "Stub Interest Payment"). Notwithstanding the foregoing, Lender will waive the requirement of payment of the Stub Interest Payment on the Closing Date and the Borrowers hereby agree and covenant to pay the Stub Interest Payment on November 15, 2002. Borrowers shall make a payment to Lender of monthly Debt Service on the Payment Date occurring in December, 2002 and on each Payment Date thereafter to and including the Maturity

Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal. The monthly Debt Service required hereunder is based upon a twenty-five (25) year amortization schedule attached hereto as Schedule VI. Notwithstanding the foregoing, if any Re-sizing or adjustment in the Loan Amount shall have occurred pursuant to the Cooperation Agreement, Borrowers shall make a payment of principal to Lender in the amount set forth on any replacement amortization schedule hereafter delivered in connection with such Re-sizing or adjustment. All payments to Lender by Borrowers under this Loan Agreement shall be made by wire transfer of funds to an account designated by Lender.

               2.3.2. Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

               2.3.3. Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (excluding the principal payment due on the Maturity Date) is not paid by any Borrower on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.

               2.3.4. Method and Place of Payment.

               (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender or Lender's designee not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or such other place as Lender shall direct, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

               (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the preceding Business Day.

               (c) All payments required to be made by Borrowers hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

          Section 2.4. Prepayments.

               2.4.1. Voluntary Prepayments. Except as otherwise provided herein, no Borrower shall have the right to prepay the Loan in whole or in part prior to the Lockout Date.

Beginning on the Lockout Date or on any Business Day thereafter, any Borrower may, at its option, prepay the Debt in whole, but not in part. Any prepayment made on or after the Lockout Date shall be accompanied by the Prepayment Premium. In addition, if any Borrower prepays the Loan on any date other than a Payment Date, Borrowers shall pay to Lender on the date of such prepayment an amount equal to the interest that would have accrued on the Loan through the next Payment Date. As a condition to any voluntary prepayment, (i) each Borrower shall give Lender written notice (a "Prepayment Notice") of its intent to prepay, which notice must be given not later than thirty (30) days prior to the date on which such prepayment is to be made and must specify the Business Day on which such prepayment is to be made and (ii) if Lender shall hold any interest in the Mortgage Loan at the time of such voluntary prepayment, each Borrower shall simultaneously prepay the Mortgage Loan, together with any Prepayment Premium or other fees in connection therewith.

               2.4.2. Mandatory Prepayments/Liquidation Events.

               (a) On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to any Property Borrower for a Restoration of the applicable Mezzanine Property, Borrowers shall, at Lender's option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Payment Date. The Allocated Loan Amount with respect to such Mezzanine Property will be reduced in an amount equal to such prepayment. No Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2(a). Any prepayment received by Lender pursuant to this Section 2.4.2(a) on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in the Net Proceeds Account, and shall be applied by Lender on the next Payment Date.

               (b) In the event, prior to a Securitization, the equity holders of the Parent propose a Change of Control (as defined in the Master Guaranty) to the Parent, as a condition to such Change of Control, in connection with the mandatory prepayment of the Loan as set forth in Section 2.4.2(d) of the Loan, Borrowers shall prepay the entire outstanding principal balance of the Loan together with interest that would have accrued on the principal balance of the Mortgage Loan through the next Payment Date (in the event the prepayment occurs on a date other than a Payment Date plus the Prepayment Fee.

               (c) Borrowers shall notify Lender of any Liquidation Event not later than one (1) Business Day following the first date on which any Borrower has knowledge of such event. Borrowers shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Mortgage Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any Mortgage Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2(c) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the

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

Mortgage Loan or transfer of any Property set forth in this Agreement and the other Loan Documents.

               (d) In the event there is a proposed Change of Control (as defined in the Master Guaranty) to the Parent which the equity owners of the Parent desire to effect, as a condition to such Change of Control, (i) Borrowers shall prepay the entire outstanding principal balance of the Loan as a condition to such Change of Control together with interest that would have accrued on the principal balance of the Loan through the next Payment Date (in the event the prepayment occurs on a date other than a Payment Date) plus the Prepayment Premium and (ii) (a) prior to a Securitization of the Mortgage Loan, the Mortgage Borrowers shall prepay the entire outstanding principal balance of the Mortgage Loan together with interest that would have accrued on the principal balance of the Mortgage Loan through the next Payment Date (as defined in the Mortgage Loan Agreement) (in the event the prepayment occurs on a date other than a Payment Date (as defined in the Mortgage Loan Agreement)) plus the Prepayment Fee (as defined in the Mortgage Loan Agreement) and (b) after a Securitization, the terms of 8.2(b) of the Mortgage Loan shall be satisfied.

               2.4.3. Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by any Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in
Section 2.4.1 and Borrowers, such purchaser at foreclosure or other Person shall pay the Prepayment Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.

          Section 2.5 Supplemental Mortgage Affidavits. The Liens created by each Mortgage are intended to encumber the Mezzanine Property described therein to the full extent of Borrowers' obligations under the Loan Documents. As of the Closing Date, Borrowers shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. Notwithstanding anything contained herein to the contrary, if at any time Lender determines, based on Lender's estimation of market value and applicable law, that Lender is not being afforded the maximum amount of security available from any Mezzanine Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the related Mortgage, Lender may request, and each Borrower agrees that it (i) will execute, acknowledge and deliver to Lender, within a reasonable period of time after Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been or are required to be paid under the related Mortgage to an amount determined by Lender, in its reasonable discretion, to be appropriate and (ii) will pay any and all applicable recording, intangible or similar taxes.

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

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

          Section 3.1. Borrower Representations.

          Each Borrower represents and warrants that:

               3.1.1. Organization. Each Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the full power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each Borrower's exact and correct legal name as it appears on file with the Secretary of State of Delaware is as set forth in Schedule III attached hereto. Each Borrower is a limited liability company organized under the laws of the State of Delaware. Each Borrower's organization identification number assigned by the state of its organization is as set forth opposite such Borrower's name on Schedule III. Borrower's federal tax identification number is as set forth opposite such Borrower's name on Schedule III.

               3.1.2. Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Borrower and, as applicable, each Guarantor and constitute a legal, valid and binding obligation of each Borrower and, as applicable, each Guarantor, enforceable against each Borrower and, as applicable, each Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               3.1.3. No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by each Borrower and, as applicable, each Guarantor, and the performance of its obligations hereunder and thereunder will not conflict with or violate any provision of any law, or regulation to which any Borrower or each Guarantor is subject, or conflict with, result in a breach of, or constitute a default, including due notice or lapse of time or both, under, any of the terms, conditions or provisions of any of any Borrower's or any Guarantor's organizational documents or any agreement or instrument to which any Borrower or any Guarantor is a party or by which it is bound, or any order or decree applicable to any Borrower or any Guarantor, or result in the creation or imposition of any lien on any of any Borrower's or any Guarantor's assets or property (other than pursuant to the Loan Documents) or otherwise materially and adversely affect performance of its respective duties.

               3.1.4. Litigation. There is no action, suit, proceeding arbitration or investigation pending or, to such Borrower's knowledge, threatened against any Borrower, any Mortgage Borrower, any Borrower Party, any Guarantor, Manager or any of the Properties in any court or by or before any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

               3.1.5. Agreements. No Borrower Party is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of any Borrower or any Mortgage Borrower or any of the Mezzanine Properties or any of the Mortgage Properties or might have consequences that would adversely affect their respective performance hereunder or thereunder.

               3.1.6. Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, this Agreement or the consummation of the transactions contemplated hereby except those the absence of which would not have a Material Adverse Effect, other than those which have been obtained by such Borrower; provided, however, Borrowers will obtain within sixty (60) days (or, in the case of Medicare provided agreements only, one hundred and eighty (180) days) of the Closing Date the state licenses for the operation of each Mezzanine Property as a Nursing Facility or Assisted Living Facility, as applicable, and the Medicare and Medicaid provider agreements in the names of each applicable Borrower which have not been obtained as of the Closing Date.

               3.1.7. Title.

               (a) (i) The Fee Property Borrower has good, marketable and insurable fee title to the real property comprising the applicable Mezzanine Property and good title to the balance of such Mezzanine Property and (ii) each Leasehold Property Borrower has a valid leasehold interest in the real property comprising the applicable Mezzanine Property and good title to the balance of such Mezzanine Property, in each case, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, and enforceable first priority, perfected Lien on the applicable Mezzanine Property, subject only to Permitted Encumbrances and (ii) valid and enforceable perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any Mezzanine Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage or for which Borrower has not provided title insurance over such Lien. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, materially and adversely affect the value of the Mezzanine Properties, impair the intended use or operations of the Mezzanine Properties or impair any Borrower's ability to pay its obligations in a timely manner.

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

               (b) The Equity Borrowers are the record and beneficial owners of, and have good and marketable title to, the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with any Certificates required to be delivered in connection therewith and Uniform Commercial Code financing statements required to be filed in connection therewith, will create valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof.

               3.1.8. No Plan Assets. As of the date hereof and throughout the term of the Loan (a) no Borrower is and will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, (b) no Borrower is and will be a "governmental plan" within the meaning of Section 3(32) of ERISA, (c) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more of any such plans within the meaning of 29 C.F.R. Section 2510.3-101, and (d) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

               3.1.9. Compliance. Each Borrower Party and each of the Properties and the use thereof is in substantial compliance with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. No Borrower Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. No Borrower Party has committed any act which may give any Governmental Authority the right to cause any Borrower or any Mortgage Borrower to forfeit any of the Properties or any part thereof or any monies paid in performance of any Borrower's obligations under any of the Loan Documents.

               3.1.10. Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties and each Borrower Party (i) are true, complete and correct in all material respects,
(ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Borrower Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and reasonably likely to have a materially adverse effect on the Properties or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of a Borrower Party or the Properties from that set forth in said financial statements.

               3.1.11. Condemnation. No Condemnation or other proceeding is pending or, to such Borrower's knowledge, is threatened with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

               3.1.12. Utilities and Public Access. Except as denoted on the application Survey or Title Policy, each Property has adequate rights of access to public ways and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of each Property as presently used and enjoyed are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property. All roads necessary for the full utilization of each Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Property.

               3.1.13. Separate Lots. Except as denoted by the applicable Title Policy, each Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the applicable Property.

               3.1.14. Assessments. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

               3.1.15. Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower or, as applicable, any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither any Borrower nor any Guarantor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

               3.1.16. Assignment of Leases. Each Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the related Leases, subject only to a license granted to the applicable Property Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the related Mezzanine Property. No Person other than Lender has any interest in or assignment of the Leases relating to the Mezzanine Properties or any portion of the Rents relating to the Mezzanine Properties due and payable or to become due and payable thereunder.

               3.1.17. Insurance. Each Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies (as defined herein and in the Mortgage Loan Agreement) for each Property, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and the Mortgage Loan Agreement. Except as set forth in Schedule IX attached hereto and to the Mortgage Loan Agreement, no claims have been made by any Borrower under any of the Policies (as defined herein and in the Mortgage Loan Agreement) which remain unresolved, and no Person, including each Borrower and each Mortgage Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies (as defined herein and in the Mortgage Loan Agreement).

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

               3.1.18. Licenses. All permits, authorizations, licenses and approvals (including, without limitation, CONs, Accreditations, Medicaid Provider Agreements and Certifications, Medicare Participation Agreements and Certifications and certificates of occupancy) required by any Governmental Authority for the use, occupancy and operation of each Property in the manner in which such Property is currently being used, occupied and operated have been obtained, except those the absence of which would not mean a Material Adverse Effect and are valid and in full force and effect; provided, however, Borrowers and Mortgage Borrowers will obtain within sixty (60) days (or in the case of Medicare provider agreements only, one hundred eighty (180) days) of the Closing Date the state licenses for operation of the related Property as a Nursing Facility or Assisted Living Facility, as applicable, and the Medicare and Medicaid provider agreements in the names of the applicable Borrowers and Mortgage Borrowers which have not been obtained as of the Closing Date.

               3.1.19. Flood Zone. None of the Improvements on any of the Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

               3.1.20. Physical Condition. Except as set forth on the applicable Property Condition Report, each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

               3.1.21. Boundaries. Except as denoted on the applicable Survey, all of the improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances affecting the applicable Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Property except those which are insured against by title insurance.

               3.1.22. Leases. Each Property Borrower represents and warrants to Lender with respect to the Leases at the Mezzanine Properties that: (a) the copies of the Ground Leases that have been delivered to Lender in connection with the Loan are true, complete and correct and none of the Properties are subject to any Leases other than (i) such Ground Leases and (ii) the resident care agreements entered into by the Property Borrowers and the residents of the Mezzanine Properties, (b) the Ground Leases are in full force and effect and there are no defaults thereunder by any party thereto, (c) there are no oral agreements with respect to the

Ground Leases, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by any Property Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any tenant has already been received by such tenant.

               3.1.23. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Mezzanine Properties to any Property Borrower have been paid or will be paid at closing. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Mezzanine Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgages.

               3.1.24. Single Purpose. Each Borrower hereby represents and warrants to, and covenants with, Lender that each Borrower and each Mortgage Borrower has been at all times since its formation, and will continue to be a Single-Purpose Entity (as defined herein and, as to each Mortgage Borrower, in the Mortgage Loan Agreement).

               3.1.25. Tax Filings; Payroll Taxes. Each Borrower and each Guarantor has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by any Borrower and any Guarantor. Each Borrower believes that its tax returns and those of each Guarantor properly reflect the income and taxes of each Borrower and each Guarantor for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. Each of each Borrower and each Guarantor have paid all payroll taxes required to be paid by any such party by any Governmental Authorities.

               3.1.26. Solvency. Each Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Loan, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each

Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of obligations of such Borrower).

               3.1.27. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

               3.1.28. Organizational Chart. The organizational chart attached as Schedule IV hereto, relating to Borrowers and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

               3.1.29. Bank Holding Company. No Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

               3.1.30. No Other Debt. No Borrower or Mortgage Borrower has borrowed or received debt financing (other than permitted pursuant to this Agreement and the Mortgage Loan Agreement) that has not been heretofore repaid in full.

               3.1.31. Investment Company Act. No Borrower is (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrower money.

               3.1.32. No Bankruptcy Filing. No Borrower or Mortgage Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and no Borrower has any knowledge of any Person contemplating the filing of any such petition against it, any Mortgage Borrower or any Guarantor and no Property is the subject of, and no Borrower, Mortgage Borrower or Guarantor is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

               3.1.33. Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of any

Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to any Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, any of the Properties, any Borrower or its business, operations or condition (financial or otherwise).

               3.1.34. Foreign Person. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

               3.1.35. No Change in Facts or Circumstances; Disclosure. There has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of any Borrower, Mortgage Borrower or any of the Properties.

               3.1.36. Security Deposits. Each Borrower Party is and each Borrower will continue to be in substantial compliance in all material respects with all Legal Requirements relating to security deposits and resident trust funds. Each Borrower is and will continue to hold all related security deposits and resident trust funds collected in connection with each of the Mezzanine Properties in segregated Eligible Accounts.

               3.1.37. Embargoed Person. (a) None of the funds or other assets of any Borrower or any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.(S)(S) 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. , and any Executive Orders or regulations promulgated thereunder with the result that the investment in any Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower or any Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in any Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

               3.1.38. Ground Lease Representations and Warranties.

               (a) Intentionally Deleted.

               (b) Recording. Each Ground Lease or a memorandum thereof has been duly recorded, each such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, and there has not been a material change in the terms of such Ground Lease since its recordation.

               (c) No Senior Liens. Except for the Permitted Encumbrances, each applicable Leasehold Property Borrower's interest in each Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

               (d) Ground Lease Assignable. Each applicable Leasehold Property Borrower's interest in each Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor thereunder or, in the event that it is so assigned, it is further assignable to the trustee in a Securitization upon notice to, but without a need to obtain the consent of, such ground lessor.

               (e) Default. Each Ground Lease is in full force and effect and no default has occurred under such Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease.

               (f) Notice. Each Ground Lease, as amended by the applicable Ground Lessor Agreement, requires the ground lessor thereunder to give notice of any default by any applicable Leasehold Property Borrower to any mortgagee and provides that notice of termination given under such Ground Lease is not effective against such mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such Ground Lease.

               (g) Cure. Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the applicable Leasehold Property Borrower under each Ground Lease) to cure any default under each Ground Lease, which is curable after the receipt of notice of the default before the ground lessor thereunder may terminate such Ground Lease.

               (h) Intentionally Deleted.

               (i) New Lease. Each Ground Lease, as amended by the applicable Ground Lessor Agreement, requires the ground lessor thereunder to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding, provided that Lender cures any defaults which are susceptible of being cured.

               (j) Subleasing. No Ground Lease imposes commercially unreasonable restrictions on subletting.

               (k) Amendments. Each applicable Leasehold Property Borrower shall not (i) enter into any amendments, changes, cancellations, alterations, surrender or modifications of any Ground Lease without the prior written consent of Lender, (ii) consent to any matter requiring the consent of any applicable Leasehold Property Borrower under any Ground Lease without the prior written consent of Lender, (iii) cancel or terminate any Ground Lease.

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               3.1.39. Management Agreement/Staff Leasing Agreement. Each
Management Agreement and Staff Leasing Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

               3.1.40. Use-Specific Representations.

               (a) Compliance with Laws. Each Borrower Party and each Property are in substantial compliance with all applicable federal, state and local laws, regulations and guidelines (including any government payment program requirements and disclosure of ownership and related information requirements), quality and safety standards, accepted professional standards and principles that apply to professionals providing services to Nursing Facilities and/or Assisted Living Facilities, in each case, as applicable, accreditation standards, and requirements of the applicable state licensing agency, CMS and all other Governmental Authorities including, without limitation, those requirements relating to the physical structure and environment of each Property, licensing, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting except for any non-compliance with any of the foregoing that could have a Material Adverse Effect. No Borrower Party has committed any act which may give any Governmental Authority the right to cause any Borrower or Mortgage Borrower to lose any applicable Regulatory Permits (as defined herein and in the Mortgage Loan Agreement) the loss of which could have a Material Adverse Effect.

               (b) Regulatory Permits. All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use or operation of each Property as intended are held by the applicable Borrower or Mortgage Borrower and are in full force and effect, including, without limitation, approved provider participation status in any provider payment program (including, but not limited to, Medicare and Medicaid), and a valid CON or similar certificate, license, or approval issued by the applicable state and/or federal agency for the requisite number and type of beds (collectively, the "Regulatory Permits") except for any Regulatory Permits the failure to hold or maintain in full force or effect could have a Material Adverse Effect; provided, however, Borrowers and Mortgage Borrowers will obtain within sixty (60) days or, in the case of Medicare provider agreements only, one hundred and eighty (180) days of the Closing Date the state licenses for the operation of each Property as a Nursing Facility or Assisted Living Facility, as applicable, and the Medicare and Medicaid provider agreements in the names of the applicable Borrowers and Mortgage Borrowers which have not been obtained as of the Closing Date.

               (c) Ownership of Regulatory Permits. Except for certain Regulatory Permits pledged to HUD for THI of Maryland at Fort Washington, LLC, the Regulatory Permits, including without limitation, each CON:

                    (i) are not and have not been, transferred to any location other than the Property to which such Regulatory Permits relate;

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

                    (ii) are not and have not been, pledged as collateral security for any loan or indebtedness other than the Loan; and

                    (iii) are held free from restrictions or known conflicts which would materially impair the use or operation of each Property as intended, and are not provisional, probationary or restricted in any way.

               (d) Medicare and Medicaid Compliance. To the extent applicable, each Borrower Party and each Property is in substantial compliance with all requirements for participation in Medicare and Medicaid, including without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987. To the extent applicable, each Borrower Party and each Property is in conformance in all material respects with all conditions of participation, reimbursement and cost reporting requirements, and each applicable Borrower has a current provider agreement which is in full force and effect under Medicare and Medicaid for the number and type of beds.

               (e) Third Party Payor Programs. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, fine, civil monetary penalty, recoupment or non-renewal affecting any Borrower Party or any Property in respect of any participation or provider agreement with any third-party payor, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (collectively, the "Third Party Payor Programs") to which any Borrower or Mortgage Borrower presently is subject. All Medicaid, Medicare, and private insurance cost reports and financial reports submitted by any Borrower Party are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports or financial reports for any Property remain "open" or unsettled except for those reports that remain open for the current period.

               (f) Governmental Proceedings and Notices. Except as described on the Schedule XIII attached hereto or attached to the Mortgage Loan Agreement, no Borrower Party and no Property is currently the subject of any proceeding by any Governmental Authority, and no notice of any violation or subpoena or inquiry of any nature has been received from a Governmental Authority that would, directly or indirectly, or with the passage of time:

                    (i) have a material adverse impact on any Borrower's or Mortgage Borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, an administrative or criminal action, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                    (ii) modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use on any Regulatory Permit the absence of which would have a Material Adverse Effect;

                    (iii) affect any Borrower's or Mortgage Borrower's continued participation in Medicare, Medicaid or other Third Party Payor Programs, as applicable, or any successor programs thereto, at current rate certifications.

               (g) Physical Plant Standards. Each Property and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, life safety codes, health care, nursing facility and other similar regulatory requirements, including, without limitation, participation requirements in Medicare and Medicaid (collectively, the "Physical Plant Standards") and, except as described on the Schedule X attached hereto and attached to the Mortgage Loan Agreement, no waivers of the Physical Plant Standards exist at such Property.

               (h) Past Violations. Except as set forth on the attached Schedule XIV, there have been no penalty enforcement actions undertaken by any Governmental Authority during the last three (3) calendar years or during the last survey cycle against any Property, against any Borrower Party, or against any partner, member, officer, director, stockholder or Affiliate of any Borrower Party which enforcement action could have a Material Adverse Effect. There have been no violations over the past three (3) years that have threatened any Property's or any Borrower's or Mortgage Borrower's certification for participation in any Medicare, Medicaid or other Third Party Payor Programs. No Borrower Party has been the subject of a "double G" determination for the last three (3) calendar years or since January 14, 2000, whichever date is later.

               (i) Audits. Except as set forth on the Schedule XI attached hereto and attached to the Mortgage Loan Agreement, there are no current, pending or outstanding reimbursement audits regarding Medicaid, Medicare or other Third Party Payor Programs nor any appeals pending at any Property that
(x) are not applicable in the ordinary course to Nursing Facilities or Assisted Living Facilities, as applicable, comparable to the Properties and (y) cold have a Material Adverse Effect.

               (j) Recoupment. There are no current or pending recoupment efforts regarding Medicaid, Medicare or other Third Party Payor Programs (or with respect to) any Property that (x) are not applicable in the ordinary course to Nursing Facilities or Assisted Living Facilities, as applicable, comparable to any Property and (y) could have a Material Adverse Effect. No Borrower Party or Property is a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds, including, without limitation, those authorized under the Hill Burton Act.

               (k) Pledges of Receivables. No Borrower Party has pledged its receivables or any Rents as collateral security for any outstanding loan or indebtedness other than the Loan, or the Mortgage Loan.

               (l) Patient Care Agreements. There are no patient or resident care agreements with patients or residents or with any other persons that deviate in any material adverse respect from the standard form customarily used at each Property.

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

               (m) Patient Records. All patient and resident records at each Property, and all patient and resident trust fund accounts, are maintained in substantial compliance with all regulatory requirements and are true and correct in all respects.

               (n) Reimbursement Contracts. All Reimbursement Contracts applicable to any Borrower Party or any Property are in good standing with all applicable Governmental Authorities, Regulatory Permits, Medicare Certifications and/or Medicaid Certifications. Each Borrower Party is current in the payment of all so-called provider specific taxes, bed taxes or other assessments with respect to any Reimbursement Contracts.

               (o)Licensed Beds. The number and category of licensed beds at each Property is as set forth on Schedule III attached hereto and to the Mortgage Loan Agreement. Except as set forth in Schedule XII attached hereto and to the Mortgage Agreement, no waivers of any laws, rules, regulations or requirements (including, without limitation minimum square foot requirements per bed) are required for each Property to operate at the licensed bed capacities listed on Schedule III attached hereto and to the Mortgage Loan Agreement and to operate in substantial compliance with applicable Legal Requirements. No Borrower Party has been granted nor has any Borrower Party requested the right, to reduce the number of licensed beds at any Property. No Borrower Party has applied for approval to move any and all of the licensed beds at any Property to any other location.

               (p) Intentionally Deleted.

               3.1.41. Material Agreements. There are no Material Agreements (as defined herein and in the Mortgage Loan Agreement) except as described in Exhibit D attached hereto and to the Mortgage Loan Agreement. Each Borrower has made available to Lender true and complete copies of all Material Agreements (as defined herein and in the Mortgage Loan Agreement). Each Material Agreement (as defined herein and in the Mortgage Loan Agreement) has been entered into at arm's length in the ordinary course of business by or on behalf of a Borrower or Mortgage Borrower, as applicable.

          Section 3.2 Survival of Representations.

          The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

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

                         ARTICLE IV. BORROWER COVENANTS

          Section 4.1. Borrower Affirmative Covenants.

          Until all amounts are paid in full under the Loan Documents (excluding contingent indemnity obligations that survive repayments), each Borrower hereby covenants and agrees with Lender that:

               4.1.1. Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises except to the extent such preservation, renewal and effectiveness could not have a Material Adverse Effect, and substantially comply with all Legal Requirements applicable to it, the Mortgage Borrowers and the Properties.

               4.1.2.Taxes and Other Charges. Each Property Borrower shall pay all Taxes and Other Charges and payroll taxes now or hereafter levied or assessed or imposed against the Mezzanine Properties or any part thereof or any Borrower as the same become due and payable; provided, however, each Property Borrower's obligation to directly pay Taxes shall be suspended for so long as such Property Borrower complies with the terms and provisions of Section 6.3 hereof and there are adequate funds in the Tax and Insurance Escrow Account. Each Property Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that each Property Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.3 hereof. Each Property Borrower shall not permit or suffer, and shall promptly discharge any liens or charges against the Mezzanine Properties, except Permitted Encumbrances. After prior notice to Lender, each Property Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Mezzanine Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) each Property Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Mezzanine Property; and (vi) upon request of Lender, each Property Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

               4.1.3. Litigation. Each Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against any Borrower or Mortgage Borrower which might materially adversely affect any of the Properties or any

Borrower's or Mortgage Borrower's ability to perform its obligations hereunder or under the other Loan Documents or the Mortgage Loan Documents.

               4.1.4. Access to Properties. Each Property Borrower shall, and each Equity Borrower shall cause the related Mortgage Borrowers to, permit agents, representatives and employees of Lender to inspect each Property or any part thereof at reasonable hours upon reasonable advance written notice. Lender shall not unreasonably interfere with any Borrowers' business operations during such inspection.

               4.1.5. Further Assurances Each Borrower shall, at such Borrower's sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including UCC financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the liens securing or intended to secure the obligations of any Borrower under the Loan Documents or to facilitate a replacement of the Mezzanine Cash Management Bank or Mezzanine Collection Account Bank if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably require from time to time. Each Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should any Borrower fail to do so itself in violation of this Agreement following written request from Lender, in each case without the signature of any Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

               4.1.6. Financial Reporting.

               (a) Each Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP in all material respects, reflecting the financial affairs of each Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to the applicable Borrower to examine such books and records at the office of such Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

               (b) As soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, each Borrower shall furnish to Lender, in hard copy and electronic format and presented on a consolidated as well as a property-by-property basis, financial statements prepared for such year with respect to Borrowers and the Mortgage Borrowers, including a balance sheet and operating statement as of the end of such year, together with related statements of income and members' or partners' capital for such Fiscal Year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of each Borrower and Mortgage Borrower as a going concern. Together with each Borrower's and Mortgage Borrower's annual financial statements, such Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of such Borrower's knowledge there exists an event or circumstance which constitutes a Default (as defined herein and in the Mortgage Loan Agreement) or Event of Default (as defined herein and in the Mortgage Loan Agreement) by any Borrower or Mortgage Borrower under the Loan Documents or Mortgage Loan Documents, as applicable, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Together with each Borrower's and Mortgage Borrower's annual financial statements, such Borrower shall furnish to Lender, in hard copy and electronic format:

                    (i) a statement of cash flows for each Property; and

                    (ii) such other information as Lender shall reasonably request.

               (c) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (based on Borrrower's Fiscal Year), each Borrower shall furnish to Lender, in hard copy and electronic format and presented on a consolidated as well as a property-by-property basis, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrowers and Mortgage Borrowers, including a balance sheet and operating statement as of the end of such fiscal quarter, together with related statements of income, members' or partners' capital and cash flows for such fiscal quarter and for the portion of the Fiscal Year ending with such fiscal quarter,which statements shall be accompanied by (i) an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) an Officer's Certificate certifying as of the date thereof whether to the best of such Borrower's knowledge there exists an event or circumstance which constitutes a Default (as defined herein and in the Mortgage Loan Agreement) or Event of Default (as defined herein and in the Mortgage Loan Agreement) by any Borrower or Mortgage Borrower under the Loan Documents or Mortgage Loan Documents, as applicable and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Each such quarterly statement shall show the separate operations of each Property, including, without limitation, (1) a breakdown of Patient Revenues (as defined herein and in the Mortgage Loan Agreement) and other revenues itemized by payor type and a reasonably detailed breakdown of operating expenses and (2) patient census by payor type. Each such quarterly report shall be accompanied by the following, in hard copy and electronic format:

                    (i) a statement in reasonable detail which calculates Net Operating Income for each Property for the trailing four fiscal quarters, in each case, ending at the end of such fiscal quarter;

                    (ii) then current occupancy report for each Property; and

                    (iii) such other information as Lender shall reasonably request.

               (d) As soon as available, and in any event within thirty (30) days after the end of each calendar month, each Borrower shall furnish (x) a report describing in reasonable detail the occurrence during such calendar month of any of the following: the termination, cancellation or entry into, or default by any party under, any Ground Lease at any of the Properties or any event which is reasonably likely to result in a Material Adverse Effect on the the ability of any Borrower to perform any material provision of any Loan Document,or the value, use or enjoyment of any of the Properties or the operation thereof and
(y) such Borrower's calculation of Debt Service Coverage Ratio and adequate back-up to support such calculation.

               (e) Until the occurrence of a Securitization or series of Securitizations, which, in the aggregate, shall have securitized the entire Loan, each Borrower shall, simultaneously with delivering the report described in the foregoing clause (d), furnish, in hard copy and electronic format and presented on a consolidated as well as a property-by-property basis, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrowers and Mortgage Borrowers, including a balance sheet and operating statement as of the end of such month, together with related statements of income, members' or partners' capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by (i) an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) an Officer's Certificate certifying as to any material variances from the approved Annual Budget (as defined herein and in the Mortgage Loan Agreement) on a line-item basis. Each monthly report shall show the separate operations of each Property, including, without limitation,
(1) a breakdown of Patient Revenues (as defined herein and in the Mortgage Loan Agreement) and other revenues itemized by payor type and a reasonably detailed breakdown of operating expenses and (2) patient census by payor type. Each such monthly report shall be accompanied by the following in hard copy and electronic format:

                    (i) a statement in reasonable detail which calculates Net Operating Income for each Property for the trailing twelve (12) months, in each case, ending at the end of that month;

                    (ii) then current occupancy report for each Property; and

                    (iii) such other information as Lender shall reasonably request.

               (f) As soon as available, and in any event within ninety (90) days after the end of each calendar year, each Borrower shall furnish to Lender true and complete copies of a report regarding the compliance of the Properties with all Regulatory Permits (as defined herein and in the Mortgage Loan Agreement).

               (g) Upon Lender's written request, as soon as available, and in any event within five (5) days after preparation thereof, each Borrower shall furnish to Lender the weekly and monthly consolidated cash flow reports of each Borrower and Mortgage Borrower and consolidated patient census reports for each Borrower and Mortgage Borrower.

               (h) As soon as available, and in any event no later than thirty
(30) days after the end of each fiscal quarter, each Borrower shall furnish to Lender (i) the quarterly consolidated survey deficiency summary report, indicating for each Property whether any survey, citation or report alleging any deficiency with respect to such Property has been issued during the prior month and, if so, setting forth, the identity of the Governmental Authority that issued such survey, citation or report, a description of the alleged deficiency and the timetable or deadline for same and the applicable Borrower's plan for curing such deficiency and (ii) to the extent existing, all actuarial reports relating to all professional liability claims. Each Borrower shall also deliver to Lender promptly after request therefor by Lender any other Property specific survey reports reasonably requested by Lender.

               (i) As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, each Borrower shall deliver to Lender copies of the Officer's Certificates, setting forth whether any event(s) of default has occurred and is continuing with respect to the reduction of the number of licensed beds at any Property or the revocation of certification for reimbursement under Medicare or Medicaid with respect to any Property.

               (j) As soon as available, and in any event within ten (10) days of receipt, each Borrower shall deliver to Lender any and all notices (regardless of form) from any licensing and/or certifying agency (i) that any Regulatory Permit (as defined herein and in the Mortgage Loan Agreement) for any Property or the Medicare Certification or Medicaid Certification of any Property is the subject of any enforcement action, revocation or suspension, or is subject to assessment for civil monetary penalties or is the subject of any overpayment claim or recoupment claim or (ii) that action is pending or being considered to revoke or suspend any Regulatory Permit (as defined herein and in the Mortgage Loan Agreement) or to institute enforcement actions of any kind.

               (k) Upon the request of Lender, within five (5) days of the earlier of (i) the date of the required filing of cost reports for any Property with the Medicaid agency or (ii) the date of actual filing of such cost report for any Property with such agency, each Borrower shall furnish to Lender a complete and accurate copy of the annual Medicaid cost report for each Property, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to Lender in its sole discretion, and promptly furnish to Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

               (l) As soon as available, and in any event within five (5) days of receipt by any Borrower or Mortgage Borrower, each Borrower shall deliver to Lender a copy of any Medicare, Medicaid or other licensing agency survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction, shall also furnish or cause to be furnished to Lender, a copy of the plan of correction generated from such survey or report for a Property,and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare or Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus any extensions of time granted by such agency).

               (m) Borrowers have previously delivered to Lender the Annual Budget (as defined herein and in the Mortgage Loan Agreement) for each Property for the 2002 Fiscal Year. At least thirty (30) days prior to the commencement of each subsequent Fiscal Year during the term of the Loan, Borrowers shall deliver to Lender for approval an Annual Budget (as defined herein and in the Mortgage Loan Agreement) presented on a consolidated as well as a property-by-property basis for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget (as defined herein and in the Mortgage Loan Agreement). Without the prior written consent of Lender, no Borrower shall approve or consent to any Mortgage Borrower entering into any contracts or other agreements nor expending any funds not provided for in the Annual Budget (as defined in the Mortgage Loan Agreement), other than expenditures required to be made by reason of the occurrence of any emergency. At the request of Lender, each Equity Borrower agrees to cause the related Mortgage Borrowers to deliver evidence in a form satisfactory to Lender that amounts allocated to budgeted expenses have been paid in accordance with the approved Annual Budget (as defined in the Mortgage Loan Agreement).

               (n) As soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, each Borrower shall cause each Guarantor to furnish to Lender, in hard copy and electronic format and presented on a consolidated as well as a property-by-property basis, financial statements prepared for such year with respect to Guarantors, including a balance sheet and operating statement as of the end of such year, together with related statements of income and members' or partners' capital for such Fiscal Year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of each Guarantor as a going concern. Together with each Guarantor's annual financial statements, each Borrower shall cause each Guarantor to furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of such Guarantor's knowledge there exists an event or circumstance which constitutes a Default (as defined herein and in the Mortgage Loan Agreement) or Event of Default (as defined herein and in the Mortgage Loan Agreement) by any Guarantor under any guaranty and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

               (o) Notwithstanding the foregoing, in the event the Parent makes a public offering of its stock and become subject to public record disclosure, Mortgage Borrowers shall provide Lender with copies of all financial statements, filed by Parent with the Securities and Exchange Commission within two (2) days of such filing.

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               4.1.7. Title to the Properties and Collateral. Each Property
Borrower will warrant and defend the valtidity and priority of the Liens of the Mortgages and the Assignments of Leases on the Mezzanine Properties against the claims of all Persons whomsoever, subject only to Permitted Encumbrances. Each Equity Borrower will warrant and defend the validity and priority of Lender's security interest in the Collateral.

               4.1.8. Estoppel Statement.

               (a) After request by Lender, each Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

               (b) Each Borrower shall deliver to Lender, upon request, an estoppel certificate from each tenant under any Lease (other than tenants under patient admission and resident care agreements) at any of the Properties; provided that such certificate may be in the form required under such Lease; provided further that each Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

               4.1.9. Intentionally Deleted.

               4.1.10. Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements (as defined herein and in the Mortgage Loan Agreement) on any Property (a) that may have a Material Adverse Effect on any Borrower's or Mortgage Borrower's financial condition, the value of the related Property or the Net Operating Income or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold (as defined herein and in the Mortgage Loan Agreement). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements to any Mezzanine Property shall at any time exceed the Alteration Threshold, Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for each Borrowers' obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (iv) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements on the applicable Mezzanine Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.

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               4.1.11. Use-Specific Covenants.

               (a) Each Property Borrower shall:

                    (i) operate each Mezzanine Property or cause each Mezzanine Property to be operated in substantial compliance with the laws and requirements referred to in Section 3.1.40 hereof;

                    (ii) operate each Mezzanine Property or cause each Mezzanine Property to be operated in a manner such that the Regulatory Permits shall remain in full force and effect;

                    (iii) maintain or cause to be maintained the number and type of licensed beds at each Mezzanine Property at the licensure/certification levels set forth in Schedule III; provided, however, a Property Borrower may remove from service a number of licensed beds at its Property by not more than the greater of ten (10) beds and ten percent (10%) of the number of licensed beds at such Property immediately prior to the proposed reduction provided such removal from service is on a temporary basis and Borrower delivers to Lender from each applicable Governmental Authority written evidence that such removal from service is on a temporary, and not permanent, basis and that such beds may be placed back into service without approval from any Governmental Authority. Nothing shall permit the Property Borrower to adjust the number of Licensed Beds at the facility; and

                    (iv) to the extent applicable, substantially comply with all requirements for participation in Medicare, Medicaid and any other Third Party Payor Programs, and shall keep in full force and effect a current provider agreement under Medicare, Medicaid and any other Third Party Payor Programs as are financially prudent.

               (b) Each Property Borrower shall cause the operation of each Mezzanine Property to be conducted at all times in a manner consistent with the following:

                    (i) to maintain or cause to be maintained the standard of operations at each Mezzanine Property at all times at a level necessary to insure a level of quality for each Mezzanine Property consistent with similar facilities in the same competitive market;

                    (ii) to maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is in accordance at least, with that of the highest prudent industry standard and in substantial conformity with all applicable Legal Requirements;

                    (iii) to operate or cause each Mezzanine Property to be operated in a prudent manner in substantial compliance in all respects with applicable Legal

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     Requirements and requirements of the Policies relating thereto and, except where the failure to maintain their effectiveness could not have a Material Adverse Effect, cause all licenses, Regulatory Permits, and any other agreements necessary for the continued use and operation of such Mezzanine Property or for participation in the Medicare, Medicaid or other Third Party Payor Programs to remain in full force and effect;

                    (iv) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each Mezzanine Property to enable the applicable Property Borrower to operate such Mezzanine Property.

               4.1.12. Material Agreements. No Borrower shall amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, any Material Agreement unless any such amendment, modification, surrender, waiver, entry or termination would not have a Material Adverse Effect.

               4.1.13. Notices. Each Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of:

               (a) any Event of Default under the Mortgage Loan;

               (b) to the knowledge of Borrower, any default or event of default under any contractual obligation of any Mortgage Borrower or any Guarantor that could reasonably be expected to have a Material Adverse Effect on Borrower, the ability of Borrower to perform under the Loan Documents or the rights and remedies of Lender under the Loan Documents;

               (c) to the knowledge of Borrower, any litigation or proceeding affecting any Mortgage Borrower or any Guarantor, in which the amount involved in each case is $100,000 or more and not fully covered by insurance, or in which injunctive or similar relief is sought;

               (d) to the knowledge of Borrower, any change in the business, operations, property or financial or other condition or prospects of any Mortgage Borrower or any Guarantor which could reasonably be expected to have a Material Adverse Effect on Borrower, the ability of Borrower to perform under the Loan Documents or the rights and remedies of Lender under the Loan Documents.

               4.1.14. Special Distributions. On each date on which amounts are required to be disbursed to the Debt Service Account pursuant to the terms of the Mezzanine Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, each Equity Borrower shall exercise its rights under the related Mortgage Borrower Company Agreement to cause the related Mortgage Borrowers to make to such Equity Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Debt Service Account or otherwise paid to Lender on such date.

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               4.1.15. Curing. Lender shall have the right, but shall not have the obligation, to exercise each Equity Borrower's rights under the related Mortgage Borrower Company Agreement (a) to cure an Event of Default under the Mortgage Loan and (b) to satisfy any Liens, claims or judgments against any Mortgage Property (except for Liens permitted by the Mortgage Loan Documents), in the case of either (a) or (b), unless such Equity Borrower or the related Mortgage Borrower shall be diligently pursuing remedies to cure to Lender's sole satisfaction. Each Equity Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Event of Default under the Mortgage Loan or satisfying any Liens, claims or judgments against any Mortgage Property.

               4.1.16. Mortgage Loan Documents. Each Equity Borrower agrees to cause each related Mortgage Borrower to comply with the terms and provisions of the Mortgage Loan Documents.

               4.1.17. Options to Extend. With respect to any Ground Lease with an option to extend the term of such Ground Lease, Borrower shall exercise such extension upon the request of the Lender.

          Section 4.2. Borrower Negative Covenants.

          Until all amounts are paid in full under the Loan Documents (excluding contingent indemnity obligations that survive repayment), each Borrower covenants and agrees with Lender that:

               4.2.1. Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, neither any Borrower, any Mortgage Borrower nor any Person having a direct or indirect interest ownership or beneficial interest in any Borrower, any Mortgage Borrower or any Guarantor shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or otherwise Transfer any interest, direct or indirect in any Borrower, any Mortgage Borrower, any Guarantor, any of the Properties or Collateral or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgages, this Agreement or the Master Guaranty; provided, that this Section shall not prohibit transfers of equity interest in the Parent permitted under Section 8.2.

               4.2.2. Liens. Each Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any of the Collateral or any of the Properties except for Permitted Encumbrances (as defined herein and, as to the Mortgage Properties, as defined in the Mortgage Loan Agreement).

               4.2.3. Issuance of Equity Interests. Each Borrower shall not issue or allow to be created any stocks or shares or shareholder, partnership or membership interests in any Borrower or Mortgage Borrower, or other ownership interests other than the stocks, shares, shareholder, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is

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

convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership or membership interests or other ownership interests in any Borrower or Mortgage Borrower.

               4.2.4. Change in Business. Each Borrower shall not cease to be a Single-Purpose Entity, each Equity Borrower shall cause each Mortgage Borrower to not cease to be a Single-Purpose Entity (as defined in the Mortgage Loan Agreement), or make any material change in the scope or nature of any such entity's business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business provided, however, with the prior written consent of the Lender, not to be unreasonably withheld, and, after a Securitization of the Loan, a Rating Agency Confirmation, a Borrower may amend its business operations at a Property to include a Specialty Hospital (in which event Schedule III hereto shall be amended to reflect such amendment).

               4.2.5. Debt Cancellation. Each Borrower shall not, and shall not permit any Mortgage Borrower to, cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to any Borrower or any Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of any Borrower's or Mortgage Borrower's business.

               4.2.6. Affiliate Transactions. Each Borrower shall not, and shall not permit any Mortgage Borrower to, enter into, or be a party to, any transaction with an Affiliate of any Borrower or Mortgage Borrower or any of the partners of any Borrower or Mortgage Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or Mortgage Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

               4.2.7. Zoning. Each Borrower shall not, and shall not permit any Mortgage Borrower to, initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

               4.2.8. Assets. Each Borrower shall not, and shall not permit any Mortgage Borrower to, purchase or own any properties other than the Properties and any other property necessary or incidental for the operation of the Properties. Each Borrower shall not purchase or own any property other than the Collateral.

               4.2.9. No Joint Assessment. Each Borrower shall not, and shall not permit any Mortgage Borrower to, suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

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               4.2.10. Principal Place of Business. Each Borrower shall not, and shall not permit any Mortgage Borrower to change its jurisdiction of organization or its name without first obtaining the written consent of Lender.

               4.2.11. ERISA.

               (a) Each Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               (b) Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                    (i) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R.(S)2510.3-101(b)(2);

                    (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.(S)2510.3-101(f)(2); or

                    (iii) Such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
     C.F.R.(S)2510.3-101(c) or (e).

               4.2.12. Other Indebtedness. Each Borrower shall not incur, create, assume or become liable in any manner with respect to any Indebtedness, except the Debt and the Permitted Debt and each Borrower shall not permit each Mortgage Borrower to incur, create, assume or become liable in any manner with respect to any Indebtedness, except the Debt (as defined in the Mortgage Loan Agreement) and the Permitted Debt (as defined in the Mortgage Loan Agreement). Each Borrower may obtain so-called "accounts receivable" financing with respect to any Property (or its operations therein) ("AR Financing") provided (i) the terms and conditions of this Section 4.2.12 have been satisfied; (ii) such Borrower obtains Lender's consent to the terms thereof; and (ii) no Event of Default exists hereunder. Lender shall not unreasonably withhold its consent to any AR Financing provided that the amount of such AR Financing is reasonable given the financial condition of Borrower and the applicable Property and Lender is presented with an intercreditor agreement on terms acceptable to it in its reasonable discretion.

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               4.2.13. Use-Specific Negative Covenants: Each Property Borrower
shall not and shall not allow the Manager, if any, to:

               (a) transfer any Regulatory Permits to any location other than the related Mezzanine Property nor pledge any Regulatory Permits (except certain Regulatory Permits pledged to HUD for THI of Maryland at Fort Washington, LLC) as collateral security for any loan or indebtedness other than the Loan;

               (b) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of (i) any Regulatory Permit for any Mezzanine Property or (ii) any applicable provider payment program participation for any Mezzanine Property;

               (c) except as permitted by the proviso to Section 4.1.11(a)(iii), amend or otherwise change any Mezzanine Property's authorized bed capacity and/or the number or type of beds, and/or licensing category or type and/or the number of beds participating in governmental payment programs approved by the applicable state licensing agency, CMS or other Governmental Authority without Lender's prior written consent which may be given or denied in Lender's sole discretion;

               (d) replace or transfer all or any part of any Mezzanine Property's licensed beds to another site or location, change the type of licensed beds at any Mezzanine Property or reduce the number of licensed beds at any Mezzanine Property;

               (e) apply for approval to (i) move any licensed beds to another site or location, (ii) change the type of licensed beds at any Mezzanine Property or (iii) reduce the number of licensed beds at any Mezzanine Property;

               (f) jeopardize in any manner any Borrower's participation in any Third Party Payor Programs to which any Borrower is subject as of the Closing Date; provided, to the extent financially prudent and consistent with the terms of the Loan Agreement, each Property Borrower may terminate participation in any Third Party Payor Program with any private commercial insurance to the extent such termination could not have a Material Adverse Effect;

               (g) pledge any receivables as collateral security for any loan or indebtedness other than the Loan;

               (h) enter into any patient or resident care agreements with patients or residents or with any other persons which deviate in any material respect from the standard form customarily used by any Property Borrower at any Mezzanine Property;

               (i) change the terms of any of the Third Party Payors' Programs or its normal billing payment or reimbursement policies and procedures with respect thereto (including

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without limitation the amount and timing of finance charges, fees and write-offs); provided a Property Borrower may enter into changes which do not have a Material Adverse Effect; or

               (j) assign or transfer any of its interest in any Regulatory Permit or Reimbursement Contract (including any right to payment thereunder) or assign, transfer or remove or permit any other person to assign, transfer or remove any records pertaining to any Mezzanine Property including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the patients owning such records).

               4.2.14. Limitations on Distributions. Subject to the terms of the Master Guaranty, following the occurrence and during the continuance of an Event of Default, no Borrower shall make any distributions to its members.

               4.2.15. Other Limitations. Prior to the payment in full of the Debt, no Borrower shall, and no Borrower shall permit any Mortgage Borrower to, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

               (a) except as permitted by Lender herein, (i) any refinance of the Mortgage Loan, (ii) any prepayment in full of the Mortgage Loan, (iii) any Transfer of any Mortgage Property or any portion thereof, or (iv) any action in connection with or in furtherance of the foregoing;

               (b) creating, incurring, assuming or suffering to exist any additional Liens on any portion of any Mortgage Property except for Permitted Encumbrances (as defined in the Mortgage Loan Agreement).

               (c) any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;

               (d) approve the terms of any Annual Budget (as defined in the Mortgage Loan Agreement);

               (e) the distribution to the partners, members or shareholders of any Mortgage Borrower of property other than cash;

               (f) except as set forth in the Annual Budget (as defined in the Mortgage Loan Agreement) or as permitted under the Mortgage Loan Documents, any
(i) improvement, renovation or refurbishment of all or any part of any Mortgage Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as such Mortgage Property, (ii) removal, demolition or material alteration of the improvements or equipment on any Mortgage Property or (iii) material increase in the square footage or gross leasable area of the improvements on any Mortgage Property if a material portion of any of the expenses in connection therewith are paid or incurred by any Mortgage Borrower;

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

               (g) any material change in the method of conduct of the business of any Borrower or any Mortgage Borrower, such consent to be given in the sole discretion of the Lender;

               (h) the settlement of any claim against any Borrower or any Mortgage Borrower, other than a fully insured third party claim, in any amount greater than $10,000 (in the case of any Borrower) or $10,000 (in the case of any Mortgage Borrower), such consent to be given in the sole discretion of the Lender; or

               (i) except as required by the Mortgage Loan Documents, any determination to restore any Mortgage Property after a casualty or condemnation.

                 ARTICLE V. INSURANCE, CASUALTY AND CONDEMNATION

          Section 5.1. Insurance.

               5.1.1. Insurance Policies.

               (a) The Borrowers shall obtain and maintain, or cause to be maintained, insurance for such Borrower and the Mezzanine Properties providing at least the following coverages:

                    (i) coverage for loss or damage by fire, lightning, wind and such other perils as are included in a standard "all risk" or "special causes of loss" endorsement and against loss or damage by other risks and hazards covered by a standard property insurance policy including, without limitation, riot, civil commotion, vandalism, malicious mischief, burglary and theft on the Improvements and the personal property at each Mezzanine Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Loan Amount; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Mezzanine Properties waiving all co-insurance provisions;
     (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing (a) an "Ordinance or Law Coverage" or "Enforcement" endorsement and (b) "demolition" insurance (in an amount equal to ten percent (10%) of the value of the Improvements) and "increased cost of construction" insurance (equal to twenty-five percent (25%) of the value of the Improvements at any Mezzanine Property, if any of the Improvements or the use of such Mezzanine Property shall at any time constitute legal non-conforming structures or uses. In addition, each Property Borrower shall obtain: (y) if any portion of the Improvements at any Mezzanine Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the

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     "Full Replacement Cost" (defined above) but no less than the Allocated Loan
     Amount of the applicable Mezzanine Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Mezzanine Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                    (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mezzanine Properties, such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000) per occurrence with a minimum Two Million and No/100 Dollars ($3,000,000) general aggregate with limits applying on a "per location" basis; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis;
     (3) independent contractors; (4) blanket contractual liability for all legal contracts; (5) contractual liability covering the indemnities contained in Article 9 of the related Mortgage to the extent the same is available; (6) broad form property damage; (7) personal injury (including death resulting therefrom); (8) healthcare professional liability and (9) a liquor liability endorsement if alcoholic beverages are sold at any Mezzanine Property and (D) providing for no deductible in excess of Ten Thousand and No Dollars ($10,000).

                    (iii) business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and (xi) below; (C) in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than eighteen (18) months from the date of casualty or loss; (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the applicable Mezzanine Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration twenty-four (24) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of coverage shall be an annual aggregate amount equal to the projected gross revenue from the Mezzanine Properties, assuming the aggregate occupancy at such Mezzanine Properties equals ninety-five percent (95%). The amount of coverage shall be adjusted annually by Lender to reflect the projected gross revenue during the succeeding eighteen (18) month period;

                    (iv) at all times during which structural construction, repairs or alterations are being made with respect to any of the Improvements, and only if the

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     Mezzanine Property's coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the applicable Mezzanine Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                    (v) workers' compensation, subject to the statutory limits of the state in which the applicable Mezzanine Property is located, and employer's liability insurance with a limit of at least One Hundred Thousand and No/100 Dollars ($100,000) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000) aggregate in respect of any work or operations on or about any Mezzanine Property, or in connection with any Mezzanine Property or its operation (if applicable);

                    (vi) broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about any Mezzanine Property (including "system breakdown coverage") in an amount equal to or greater than the repair and full replacement cost of such equipment and insurance against loss of occupancy or use arising from any breakdown of such equipment in such amounts as are generally required by institutional lenders for properties comparable to the Mezzanine Properties;

                    (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above that cover all claims typically covered by an umbrella liability policy including all legal liability imposed upon any Property Borrower and all court costs and attorneys' fees connection with the ownership, operation and maintenance of the Mezzanine Properties;

                    (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

                    (ix) if alcoholic beverages are sold at any Mezzanine Property, so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages;

                    (x) insurance against employee dishonesty in an amount not less than six (6) months of gross revenue from any Mezzanine Properties and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000);

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                    (xi) If the insurance required under clause (i) above
     excludes coverage for acts of terrorism, the Borrowers shall provide terrorism insurance coverage in an amount equal to the lesser of (1) the "Full Replacement Cost" (defined above) but no less than the Allocated Loan Amount of the Mezzanine Properties or (2) the maximum amount of such insurance which is commercially reasonably available, unless at the time of determination: (i) it is not available at commercially reasonable rates;
     (ii) no Affiliates of any Property Borrower are maintaining terrorism insurance with respect to another property; (iii) terrorism insurance is not commonly maintained by owners of other similar properties and (iv) terrorism insurance is not required for loans similar to the Loan and secured by property similar to the Mezzanine Properties; and

                    (xii) such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards or casualties which at the time are commonly insured against for property similar to the Mezzanine Properties located in or around the region in which the Mezzanine Properties are located including, without limitation, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of property, construction, location, use and occupancy.

               (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Property Borrowers to Lender. Property Borrowers shall deliver certified copies of the Policies to Lender within thirty (30) days of the Closing Date and thereafter upon request. All Policies must have a term of not less than one (1) year. Equity Borrowers shall cause Mortgage Borrowers to deliver to Lender copies of all deliveries made by Mortgage Borrowers to Mortgage Lender under
Section 5.1(b) of the Mortgage Loan Agreement.

               (c) Any blanket insurance Policy shall specifically allocate to each Mezzanine Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Mezzanine Property in compliance with the provisions of Section 5.1.1(a).

               (d) All Policies of insurance provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name each applicable Property Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, terrorism insurance, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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               (e) All Policies of insurance provided for in Section 5.1.1(a)
shall contain clauses or endorsements to the effect that:

                    (i) no act or negligence of any Property Borrower, or anyone acting for any Property Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                    (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                    (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

                    (iv) to the extent available at commercially reasonable rates, a waiver of subrogation rights as to Lender.

               (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to any Property Borrower, to take such action as Lender deems necessary to protect its interest in the Mezzanine Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

               (g) In the event of foreclosure of any Mortgage or other transfer of title to any Mezzanine Property in extinguishment in whole or in part of the Debt, all right, title and interest the applicable Borrower in and to the Policies that are not blanket Policies then in force concerning the Mezzanine Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

               (h) Each Equity Borrower will cause the related Mortgage Borrowers to comply with all of the provisions of Article V of the Mortgage Loan Agreement.

               5.1.2. Insurance Company. The Policies shall be issued by one or more domestic primary insurance companies, duly qualified in the jurisdiction where the Mezzanine Properties are located and rated A: VII or better by A.M. Best and having a claims-paying ability of at least "AA" or its equivalent by each of the Rating Agencies, or by a syndicate of insurers through which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having such claims-paying ability ratings

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(provided that all such carriers shall have claims-paying ability ratings of not less than "A" or the equivalent by each of the Rating Agencies).

          Section 5.2. Casualty And Condemnation.

               5.2.1. Casualty. If a Mezzanine Property shall sustain a Casualty, each Borrower shall give prompt notice of such Casualty to Lender (provided that notice shall not need to be required for a Casualty which causes less than $50,000 worth of damage to a Mezzanine Property) and, provided Lender permits the applicable Borrower to utilize the Net Proceeds, if any, for any such Restoration, shall promptly commence and diligently prosecute to completion the repair and restoration of any Mezzanine Property as nearly as possible to the condition such Mezzanine Property was in immediately prior to such Casualty (a "Restoration") and otherwise in accordance with Section 5.3. At the same time any Mortgage Borrower provides Mortgage Lender of notice of a Casualty to any Mortgage Property, Borrowers shall cause such notice to be delivered to Lender. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by any Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, a Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, a Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrowers' cost, in any such adjustments. Notwithstanding any Casualty, each Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

               5.2.2. Condemnation. Each Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Mezzanine Property (provided that notice shall not be required for a Condemnation which could result in less than $50,000 in Condemnation Proceeds) and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. At the same time any Mortgage Borrower provides Mortgage Lender with notice of any Condemnation to any Mortgage Property, Borrowers shall cause such notice to be delivered to Lender. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, a Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, a Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrowers' cost, in any litigation and settlement discussions in respect thereof and each Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Each Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with

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Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, each Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Mezzanine Property or any portion thereof is taken by any Governmental Authority and provided Lender permits the applicable Borrower to utilize the Net Proceeds, if any, for the Restoration of the applicable
Property, each Borrower shall promptly commence and diligently prosecute the Restoration of such Mezzanine Property and otherwise comply with the provisions of Section 5.3. If such Mezzanine Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          Section 5.3. Delivery of Net Proceeds.

               5.3.1. Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to a Mezzanine Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to the applicable Borrower. Promptly after receipt of the Net Proceeds, such Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by any Borrower and may be retained by such Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of such Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

               5.3.2. Major Casualty or Condemnation.

               (a) If a Casualty or Condemnation has occurred to a Mezzanine Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                    (i) no Event of Default shall have occurred and be continuing;

                    (ii) (A) in the event the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements at the applicable Mezzanine Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting applicable Mezzanine Property is taken, and such land is located along the perimeter or periphery of the Mezzanine Property, and no portion of the Improvements is the subject of the Condemnation;

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                    (iii) (A) in the event of a Casualty, the Casualty resulted in an actual or constructive loss of less than twenty-five percent (25%) of the fair market value of the applicable Mezzanine Property or (B) in the event of a Condemnation, the Condemnation resulted in an actual or constructive loss of less than ten percent (10%) of the fair market value of the applicable Mezzanine Property.

                    (iv) Intentionally Deleted.

                    (v) The applicable Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, or such longer period, not to exceed 120 days, as is reasonably necessary to adjust the claim or receive the award; provided, however, with respect to each Mezzanine Property the use of which is a legal non-conforming use under applicable Legal Requirements, the Restoration shall be commenced within such period as required by such Legal Requirements to maintain such status) and shall diligently pursue the same to satisfactory completion and, in any event, as to each Mezzanine Property the use of which is a legal non-conforming use under applicable Legal Requirements, within such period as required by such Legal Requirements to maintain such status;

                    (vi) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or
     (B) other funds of the applicable Borrower;

                    (vii) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the applicable Mezzanine Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (C) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

                    (viii) Lender shall be satisfied that after the Restoration, the fair market value of the applicable Mezzanine Property will be at least equal to the fair market value of such Mezzanine Property prior to the Casualty or Condemnation;

                    (ix) the applicable Mezzanine Property and the use thereof after the Restoration will be in substantial compliance with and permitted under all applicable Legal Requirements;

                    (x) the Restoration shall be done and completed by the applicable Borrower in an expeditious and diligent fashion and in substantial compliance with all applicable Legal Requirements; and

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                    (xi) such Casualty or Condemnation, as applicable, does not result in the loss of access to the applicable Mezzanine Property or the related Improvements.

               (b) The Net Proceeds shall be paid directly to Lender and held by Lender in the Net Proceeds Account, and until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, the applicable Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the applicable Mezzanine Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy.

               (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the "Casualty Consultant"). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practical after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the applicable Mezzanine Property is restored to be of at least equal value and of substantially the same character as prior to the Casualty. The applicable Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use substantially comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to reasonable approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrowers.

               (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than

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the amount actually held back by the applicable Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the applicable Mezzanine Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

               (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender in the Net Proceeds Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

               (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to the applicable Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

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               (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to a Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper without any Prepayment Premium, or, at the discretion of Lender, the same may be paid, either in whole or in part, to a Borrower for such purposes as Lender shall designate.

                              ARTICLE VI. ACCOUNTS

          Section 6.1. Mezzanine Cash Management Account/Mezzanine Collection Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the collection of all income from each Mezzanine Property and any deposits from the Mortgage Cash Management Account with respect to the Mortgage Properties (the "Mezzanine Cash Management Account"). As a condition precedent to the closing of the Loan, Borrowers shall cause the Mezzanine Cash Management Bank to execute and deliver the Mezzanine Cash Management Agreement, which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Mezzanine Cash Management Account. The fees and expenses of the Mezzanine Cash Management Bank shall be paid by Borrower. On or prior to the Closing Date, the Borrowers shall establish and thereafter maintain with the Mezzanine Collection Account Bank a lockbox account (the "Mezzanine Collection Account"). As a conditon precedent to the closing of the Loan, Borrowers shall cause the Mezzanine Collection Account Bank to execute and deliver the Mezzanine Collection Account Agreement, which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Mezzanine Collection Account. The fees and expenses of the Mezzanine Collection Account Bank shall be paid by the Borrowers.

               (b) On the Closing Date, with respect to each Mezzanine Property, each Borrower shall deliver a written notice (a "Payor Notice") to each Third Party Payor that is under Medicare and Medicaid, which notice shall provide that
(A) all payments from such Third Party Payor shall thereafter be transmitted directly by it to, and deposited directly into, the Mezzanine Collection Account and (B) such instruction may not be rescinded unless and until such Third Party Payor receives from a Borrower or Lender a copy of Lender's written consent to such rescission. Each Borrower shall send a copy of each such written notice to Lender and shall re-deliver such notices to each Third Party Payor until such time as such Third Party Payor complies therewith. Each Borrower covenants to cause all Rents relating to the Mezzanine Properties and all other money received by each Borrower or Manager with respect to the Mezzanine Properties, including, but not limited to, payments from all other Third Party Payors (excluding Medicare and Medicaid) ("Private Third Party Payors") and Self-Pay Receivables to be deposited in the Mezzanine Collection Account by the end of the first (1st) Business Day following any Borrower's or Manager's receipt thereof; and each Borrower shall be permitted to deposit in the Mezzanine Collection Account such additional amounts as any Borrower may

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elect. The parties acknowledge and agree that with respect to each Mezzanine
Property, the payments from the Private Third Party Payors and the Self-Pay Receivables constituting checks will be remitted by each Borrower once such Borrower has accumulated $1,000.00 worth of such checks, by overnight delivery to Manager. Manager shall hold such checks in trust and will deposit such checks within one (1) Business Day of receipt.

               (c) Lender shall have the right to replace the Mezzanine Cash Management Bank or the Mezzanine Collection Account Bank with any other Eligible Institution in which Eligible Accounts may be maintained which will promptly execute and deliver to Lender a Mezzanine Cash Management Agreement or Mezzanine Collection Account Agreement, (and each Borrower shall cooperate with Lender in connection with such transfer) in the event that (i) at any time the Mezzanine Cash Management Bank or the Mezzanine Collection Account Bank ceases to be an Eligible Institution or (ii) the Mezzanine Cash Management Bank or the Mezzanine Collection Account Bank resigns or otherwise fails to comply with the Mezzanine Cash Management Agreement, as applicable or (iii) there is a default by the Mezzanine Cash Management Bank or the Mezzanine Collection Account Bank, as applicable under its Mezzanine Cash Management Agreement or Mezzanine Collection Account Agreement. Notwithstanding the foregoing, Lender shall have the right to hold the Collateral Accounts at any other Eligible Institution.

          Section 6.2. Distributions From Mezzanine Cash Management Account.

               (a) At the end of each Business Day, the Mezzanine Collection Account Bank shall remit all available funds in the Mezzanine Collection Account to the Mezzanine Cash Management Account.

               (b) On each Business Day, provided no Event of Default has occurred and no Mezzanine Cash Management Period exists, the Mezzanine Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds in the following order of priority until such time as the maximum amount required to be deposited in each Collateral Account has been so deposited:

                    (i) to the Ground Rent Escrow Account, the amount required to be deposited therein pursuant to Section 6.10

                    (ii) to the Tax and Insurance Escrow Account, the amount required to be deposited therein pursuant to Section 6.3;

                    (iii) to the Debt Service Account, the amount required to be deposited therein pursuant to Section 6.4;

                    (iv) to the Capital Expenditure Reserve Account, the amount required to be deposited therein pursuant to Section 6.6; and

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                    (v) any remaining amounts shall be disbursed to such account as the applicable Borrower may direct.

               (c) If a Mezzanine Cash Management Period exists but no Event of Default has occurred and is continuing, the Mezzanine Cash Management Bank shall withdraw on each Business Day all available funds in the Mezzanine Cash Management Account and shall disburse such funds in the following order of priority until such time as the maximum amount required to be deposited in each Collateral Account has been so deposited:

                    (i) to the Ground Rent Escrow Account, the amount required to be deposited therein pursuant to Section 6.10

                    (ii) to the Tax and Insurance Escrow Account, the amount required to be deposited therein pursuant to Section 6.3;

                    (iii) to the Debt Service Account, the amount required to be deposited therein pursuant to Section 6.4;

                    (iv) to the Operating Expense Reserve Account, the amount required to be deposited therein pursuant to Section 6.5;

                    (v) to the Capital Expenditure Reserve Account, the amount required to be deposited therein pursuant to Section 6.6; and

                    (vi) any remaining amounts to be disbursed to the Debt Service Account to be applied to the prepayment of the Loan.

               (d) If an Event of Default has occurred and is continuing, Lender shall promptly notify Mezzanine Cash Management Bank of such Event of Default and Lender may, in addition to all other rights and remedies provided for under the Loan Documents, disburse and apply the amounts in the Mezzanine Cash Management Account toward the payment of the Debt and/or toward the payment of Basic Carrying Costs, Operating Expenses for the Mezzanine Properties or Capital Expenditures, in such sequence as Lender shall elect in its sole discretion.

               (e) If on any Payment Date, any Collateral Account has not been fully funded in the applicable amount described in Section 6.2(b) or Section 6.2(c), as applicable, Borrowers shall deposit into the Mezzanine Cash Management Account on such Payment Date the amount of such deficiency. If Borrowers shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Mezzanine Cash Management Account toward the payment of the Debt and/or toward the payment of Basic Carrying Costs, Operating Expenses or for the Mezzanine Properties Capital Expenditures, in such sequence as Lender shall elect in its sole discretion.

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          Section 6.3. Tax and Insurance Escrow Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts payable by any Borrower in respect of Taxes and Insurance Premiums for each Mezzanine Property (the "Tax and Insurance Escrow Account").

               (b) On or prior to the Closing Date, the Tax and Insurance Escrow Account shall be funded in an amount equal to the sum of (i) an amount sufficient to pay all Taxes for the Mezzanine Properties by the thirtieth (30th) day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of one-twelfth (1/12th) of projected annual Taxes, plus (ii) an amount sufficient to pay all Insurance Premiums for the Mezzanine Properties by the thirtieth (30th) day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of one-twelfth (1/12th) of projected Insurance Premiums.

               (c) On each subsequent Business Day during an Interest Accrual Period, the Mezzanine Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds into the Tax and Insurance Escrow Account in accordance with the provisions set forth in
Section 6.2 until an amount equal to the sum of:

                    (A) one-twelfth (1/12th) of the Taxes for the Mezzanine Properties that Lender reasonably estimates, based on information provided by Borrowers, will be payable during the next ensuing twelve (12) months, plus

                    (B) one-twelfth (1/12th) of the Insurance Premiums for the Mezzanine Properties that Lender reasonably estimates, based on information provided by Borrowers, will be payable during the next ensuing twelve (12) months;

has been deposited into the Tax and Insurance Escrow Account provided, however, that if at any time Lender reasonably determines that the amount in the Tax and Insurance Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and Insurance Premiums for the Mezzanine Properties by the date on which such amounts come due, then Lender shall notify Borrowers of such determination and Borrowers shall increase the monthly payments to the Tax and Insurance Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

               (d) Each Borrower shall provide Lender with copies of all tax and insurance bills relating to each Mezzanine Property promptly after the applicable Borrower's receipt thereof. Lender will apply amounts in the Tax and Insurance Escrow Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Tax and Insurance Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the

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validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by a Borrower of such inaccuracy, invalidity or other contest.

          Section 6.4. Debt Service Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts payable by Borrowers in respect of Debt Service (the "Debt Service Account").

               (b) On each Business Day during an Interest Accrual Period, the Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds into the Debt Service Account in accordance with the provisions set forth in Section 6.2 until an amount equal to the amount of all scheduled or delinquent interest on the Loan and other amounts due and payable under the Loan Documents on the next Payment Date has been deposited into the Debt Service Account; provided, however, the amounts to be applied in prepayment of the Loan due to the occurrence of a Mezzanine Cash Management Event shall be deposited at such time as described in Section 6.2(c)(vi). To the extent Lender receives any prepayments of the Debt in an Interest Accrual Period on a date other than a Payment Date, the total amount of such prepayment shall be deposited into the Debt Service Account, together with all other sums payable with respect to such prepayment including, but not limited to, any Prepayment Premium and all interest that would have accrued from the date of such prepayment through the applicable Payment Date. Any Net Proceeds actually received by Lender shall be deposited directly into the Net Proceeds Account pursuant to Section 6.8 hereof.

          Section 6.5. Operating Expense Reserve Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts in respect of Operating Expenses for the Mezzanine Properties (the "Operating Expense Reserve Account").

               (b) On each Business Day during a Mezzanine Cash Management Period, the Mezzanine Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds into the Operating Expense Reserve Account in accordance with the provisions set forth in
Section 6.2 until an amount equal to the funds necessary to pay all Operating Expenses for the Mezzanine Properties which are (A) to be incurred during the applicable Interest Accrual Period in accordance with the Annual Budget, or (B) certified by Borrowers from time to time and approved by Lender in its sole discretion, has been deposited into the Operating Expense Reserve Account.

               (c) Upon the request of a Borrower at any time, provided that no Event of Default has occurred, Lender shall remit to such Borrower from the Operating Expense Reserve Account amounts to permit such Borrower to pay (or to reimburse such Borrower) for

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Operating Expenses incurred by such Borrower in connection with any of the
Mezzanine Properties, provided that:

                    (i) Such Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

                    (ii) Such Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs are within the limits of the Annual Budget and all such costs have been previously paid by such Borrower or will be paid from the proceeds of the requested disbursement; and

                    (iii) Lender may condition the making of a requested disbursement on reasonable evidence establishing that each Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate.

          Section 6.6. Capital Expenditure Reserve Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts in respect of Capital Expenditures (the "Capital Expenditure Reserve Account").

               (b) On each Business Day, the Mezzanine Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds into the Capital Expenditure Reserve Account in accordance with the provisions set forth in Section 6.2 until an amount equal to the Monthly Capital Expenditure Reserve Amount has been deposited therein.

               (c) Upon the request of any Borrower at any time (but not more often than once per calendar month), provided no Event of Default has occurred and is continuing, Lender shall remit to such Borrower from the Capital Expenditure Reserve Account amounts to permit such Borrower to pay (or to reimburse such Borrower) for Capital Expenditures made in accordance herewith; provided that:

                    (i) Such Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

                    (ii) Such Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by such Borrower or will be paid from the proceeds of the requested disbursement; and

                    (iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that each Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to

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     which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others in connection with such amounts.

          Section 6.7. Deferred Maintenance and Environmental Escrow Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the "Deferred Maintenance and Environmental Escrow Account").

               (b) On the Closing Date, Borrowers shall deposit into the Deferred Maintenance and Environmental Escrow Account, from the proceeds of the Loan, an amount equal to the Deferred Maintenance Amount.

               (c) Borrowers shall correct the Deferred Maintenance Conditions in a diligent, workmanlike manner and shall complete the same within twelve (12) months of the Closing Date. Upon the request of a Borrower at any time (but not more often than once per calendar month), provided no Event of Default has occurred and is continuing, Lender shall disburse to such Borrower from the Deferred Maintenance and Environmental Escrow Account amounts to permit such Borrower to pay (or to reimburse such Borrower) for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions; provided that:

                    (i) Such Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

                    (ii) Such Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement;

                    (iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that each Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts; and

                    (iv) as to any Deferred Maintenance Condition, the applicable Borrower shall only be entitled to a disbursement of the amount equal to the cost for such Deferred Maintenance Condition.

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          Section 6.8. Net Proceeds Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of depositing any Net Proceeds (the "Net Proceeds Account") from the Properties.

               (b) Provided no Event of Default has occurred, funds in the Net Proceeds Account shall be applied in accordance with Section 5.3.

          Section 6.9. Intentionally Deleted.

          Section 6.10. Ground Rent Escrow Account.

               (a) On or prior to the Closing Date, Borrowers shall establish and thereafter maintain with the Mezzanine Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Ground Rent (the "Ground Rent Escrow Account").

               (b) On or prior to the Closing Date, the Ground Rent Escrow Account shall be funded in an amount sufficient to pay the Ground Rent by the thirtieth (30th) day prior to the date such Ground Rent comes due, assuming subsequent monthly fundings on Payment Dates of one-twelth (1/12) of annual Ground Rent. On each subsequent Business Day, the Mezzanine Cash Management Bank shall withdraw all available funds in the Mezzanine Cash Management Account and shall disburse such funds into the Ground Rent Escrow Account until an amount equal to one-twelth 1/12 of the Ground Rent that Lender reasonably estimates, based on information provided by Borrowers, will be payable during the next ensuing twelve (12) months, has been deposited into the Ground Rent Escrow Account, provided, however, that if at any time Lender reasonably determines that the amount in the Ground Rent Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Ground Rent by the date on which such amounts come due, then Lender shall notify Borrowers of such determination and Borrowers shall increase the monthly payments to the Ground Rent Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

               (c) Each applicable Borrower shall provide Lender with copies of all bills for Ground Rent promptly after such Borrower's receipt thereof. Lender will apply amounts in the Ground Rent Escrow Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Ground Rent Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate submitted by the applicable Borrower, without inquiry into the accuracy of such bill, statement or estimate.

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          Section 6.11. Account Collateral.

               (a) Each Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral (other than the Collection Account) as security for the Debt, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrowers, as pledgors, and Lender, as pledgee. Each Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Each Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral (other than the Collection Account).

               (b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve any Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

               (c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, toward the payment of the Debt and/or toward the payment of Basic Carrying Costs, Operating Expenses for the Mezzanine Properties or Capital Expenditures in such sequence as Lender shall elect in its sole discretion.

          Section 6.12. Permitted Investments.

               (a) So long as no Event of Default shall be continuing, Borrowers shall be permitted to direct the investment of the funds from time to time held in the Collateral Accounts (other than the Collection Account) in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but Lender shall have no liability whatsoever in respect of any failure by the Mezzanine Cash Management Bank to do so), with all such proceeds and reinvestments to be held in the applicable Collateral Account; provided, however, that the maturity of an adequate portion of the Permitted Investments on deposit in the Collateral Accounts shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement, and provided further that Borrowers shall remit into the applicable Collateral Account an amount equal to any losses realized on Permitted Investments contained therein within five (5) Business Days of the date of such loss. Funds in the Collection Account shall not be invested. No Permitted Investment shall be liquidated at a loss at the direction of any Borrower except to the extent necessary to make a required payment to Lender on a Payment Date.

               (b) All income and gains from the investment of funds in the Collateral Accounts shall be retained in the Collateral Accounts from which they were derived. As between Borrowers and Lender, Borrowers shall treat all income, gains and losses from the

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investment of amounts in the Collateral Accounts as its income or loss for federal, state and local income tax purposes.

               (c) After the Debt has been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrowers.

          Section 6.13. Bankruptcy.

          Each Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against any Borrower under the Bankruptcy Code, the Account Collateral and the Operating Income relating to the Borrowers or the Mezzanine Properties (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of such Borrower's bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. However, if a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Operating Income relating to the Borrowers or the Mezzanine Properties by any Borrower and Lender, the Account Collateral and/or the Operating Income relating to the Borrowers or the Mezzanine Properties do constitute property of such Borrower's bankruptcy estate, then Borrowers and Lender further acknowledge and agree that all such Operating Income relating to the Borrowers or the Mezzanine Properties, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Each Borrower acknowledges that Lender does not consent to any Borrower's use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, each Borrower shall not have the right to use or apply or require the use or application of such cash collateral
(i) unless the applicable Borrower shall have received a court order authorizing the use of the same, and (ii) the applicable Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

          Section 6.14. Letters of Credit.

               (a) In lieu of making the payments to any of the Collateral Accounts (other than the Debt Service or Operating Expense Reserve Account), Borrowers may deliver to Lender a Letter of Credit in accordance with the provisions of this Section. Additionally, Borrowers may deliver to Lender a Letter of Credit in accordance with the provisions of this Section in lieu of deposits previously made to the Collateral Accounts (other than the Debt Service or Operating Expense Reserve Account). The aggregate amount of any Letter of Credit and cash on deposit with respect to any of such Collateral Accounts shall at all times be at least equal to the aggregate amount which each Borrower is required to have on deposit in such Collateral Account pursuant to this Agreement through the end of the calendar year in which the Letter of Credit is delivered, as reasonably estimated by Lender (and in the case of Taxes and Insurance Premiums in no event less than an amount equal to one year of Insurance Premiums and estimated Taxes for the Mezzanine Properties). In determining the aggregate amount of any Letter of Credit and cash required to be delivered to Lender in respect of the Capital Expenditure Reserve Account, such aggregate amounts shall equal all amounts required to be deposited

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hereunder through the end of the calendar year in which the Letter of Credit is delivered, less amounts expended by any Borrower for Capital Expenditures for which any Borrower has satisfied the conditions to withdrawal from the Capital Expenditure Reserve Account. In the event that a Letter of Credit is delivered in lieu of any deposits to the Tax and Insurance Reserve Account, Borrowers shall be responsible for the payment of Taxes or Insurance Premiums for the Mezzanine Properties, as applicable, and Lender shall not be responsible therefor.

               (b) Borrowers shall give Lender no less than thirty (30) days notice of a Borrower's election to deliver a Letter of Credit and Borrowers shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Each Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, a Borrower may replace a Letter of Credit with a cash deposit to the applicable Collateral Account if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrowers shall deposit an amount equal to the amount that would have accumulated in the applicable Collateral Account and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

               (c) Each Borrower shall provide Lender with notice of any increases in the annual payments for Taxes, Insurance Premiums, Capital Expenditures or Ground Rent for any of the Mezzanine Properties thirty (30) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

          Section 6.15. Provisions Regarding Letters of Credit.

               6.15.1. Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of a Default or an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Prepayment Premium.

               6.15.2. Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or
(c) if the bank issuing the Letter of Credit shall cease to be an Eligible Institution and any Borrower fails to deliver a replacement Letter of Credit within ten (10) days of the date that the issuing bank is no longer an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the

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happening of an event specified in (a), (b) or (c) above and shall not be liable for any losses sustained by any Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

                        ARTICLE VII. PROPERTY MANAGEMENT

          Section 7.1. The Management Agreement.

          Each Property Borrower shall cause Manager to manage the Mezzanine Properties in accordance in all material respects with the Management Agreement. Each Property Borrower shall (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement on the part of such Property Borrower to be performed and observed (ii) promptly notify Lender of any default by Manager under the provisions of the Management Agreement and (iii) promptly notify Lender of any notice to any Property Borrower of any default by such Property Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of such Property Borrower to be performed and observed. If any Property Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of such Property Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing any Property Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of any Property Borrower to be performed or observed. Each Equity Borrower shall cause the related Mortgage Borrowers to comply with terms and provisions of Article VII of the Mortgage Loan Agreement.

          Section 7.2. Prohibition Against Termination or Modification.

          No Property Borrower shall surrender, terminate, cancel, amend, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of any Mezzanine Property with Manager or any other Person, or consent to the assignment by Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent may be granted or denied in Lender's sole discretion; provided, however, with respect to a new manager such consent may be conditioned upon delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender's consent, execute a subordination of management agreement in the form then used by Lender. The management fees and other fees reserved under the Management Agreement shall not exceed in the aggregate the prevailing rate for properties of comparable size, quality and tenant mix in the market in which the Mezzanine Properties are located. In no event shall such fees exceed seven percent (7%) of the Operating Income for the applicable Mezzanine Property.

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          Section 7.3. Replacement of Manager.

          Lender shall have the right to require the Property Borrowers to terminate the Management Agreement and to replace the Manager with a Person chosen by the Property Borrowers and approved by Lender, upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default, (ii) if Manager shall be in default under the Management Agreement or the Assignment of Management Agreement beyond any applicable notice and cure period, (iii) if at any time Manager has engaged in gross negligence, malfeasance, fraud or willful misconduct and (iv) if the Debt Service Coverage Ratio is less than 1.25:1.00.

                             ARTICLE VIII. TRANSFERS

          Section 8.1. Transfer of the Properties and Collateral.

          Each Borrower may not transfer, and each Equity Borrower may not permit any Mortgage Borrower to transfer, any of the Properties to another party
(i) unless Lender shall have consented in writing to such transfer which consent may be granted or denied in Lender's sole discretion, (ii) after a Securitization has occurred, Rating Agency Confirmation is obtained, (iii) acceptable opinions relating to such transfer shall have been delivered by Borrowers to Lender and to the Rating Agencies (including without limitation tax and non-consolidation opinions), (iv) the transferee assumes in writing all obligations of the transferor under the Loan Documents and executes and delivers such other documentation as may be required by Lender or the Rating Agencies,
(v) Borrowers pay an assumption fee equal to one half of one percent (.5%) of the Loan Amount and (vi) Borrowers pay all reasonable expenses incurred by Lender in connection with such transfer. Each Equity Borrower shall not Transfer any of its interests in the Collateral without the prior written consent of the Lender which may be granted or denied in its sole consent.

          Section 8.2. Transfer of Equity Interests.

          Any transfer of any direct or indirect equity interests in any Borrower shall be prohibited unless (i) Lender shall have consented in writing to such transfer or transfers which may be granted or denied in Lender's sole discretion, (ii) Rating Agency Confirmation is obtained, (iii) acceptable opinions relating to such transfer or transfers shall have been delivered by Borrowers to Lender and the Rating Agencies (including, without limitation, tax and non-consolidation opinions), and (iv) Borrowers pay all reasonable expenses incurred by Lender in connection with such transfer or transfers. Notwithstanding the foregoing, transfers of interests in the Parent which do not constitute a Change of Control (as defined in the Master Guaranty) to the extent permitted under the Master Guaranty shall be permitted hereunder.

          Section 8.3. Lender's Consent Rights.

          Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and

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payable upon a Transfer without Lender's consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to Sections 8.1 and 8.2, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

                 ARTICLE IX. SALE AND SECURITIZATION OF MORTGAGE

          Section 9.1. Sale of Mortgages and Securitization.

               (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization." Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

               (b) If requested by Lender, each Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

                    (i) (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, each Borrower, each Mortgage Borrower and the Managers, (B) provide updated budgets relating to the Properties and (C) provide updated appraisals, market studies, environmental assessments (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Properties (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                    (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties and Borrowers and Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

                    (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                    (iv) execute amendments to the Loan Documents and any Borrower's organizational documents reasonably requested by Lender; provided, however, that such Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the

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     stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan.

               (c) Each Borrower acknowledges that the Loan may be further divided into two or more separate notes (or components) that correspond to one or more tranches of certificates created in a Securitization and each Borrower agrees to cooperate with Lender in connection therewith. Such notes or note components may be assigned different interest rates, so long as the weighted average of such interest rates equals the applicable Interest Rate; provided, that each Borrower recognizes that, in the case of partial prepayments associated with principal reduction funded from Net Proceeds, the application of amounts to principal following an Event of Default under the Loan, or any other prepayment of a portion of the Loan by any Borrower, the weighted average interest rate of the Loan may increase because principal may be applied sequentially, starting with the most senior tranche of certificates. In addition, each Borrower acknowledges and agrees that Lender shall have the right to split the Note into an "A" note and a "B" note and each Borrower agrees to cooperate with Lender in connection therewith in connection with the foregoing so long as the weighted average interest rate of the "A" note and the "B" note equals the applicable Interest Rate; provided, that each Borrower recognizes that, in the case of partial prepayments associated with principal reduction funded from Net Proceeds, the application of amounts to principal following an Event of Default under the Loan, or any other prepayment of a portion of the Loan by any Borrower, the weighted average interest rate of the Loan may increase because in certain circumstances principal may be applied sequentially to the "A" and the "B" note.

          Section 9.2. Securitization Indemnification.

               (a) Each Borrower understands that information provided to Lender by any Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

               (b) Upon request, each Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that each Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to each Borrower, Borrower Affiliates, the Properties, Manager and all other aspects of the Loan (the "Relevant Material"), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its

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officers and directors and each Person that controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively, the "Ventas Group"), the party that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, Ventas Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Relevant Material or necessary in order to make the statements in the Relevant Material, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Ventas Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Ventas Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that each Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of any Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of any Borrower, operating statements, rent rolls, appraisals, market studies, environmental site assessment reports and property condition reports with respect to the Properties. This indemnity will be in addition to any liability which any Borrower may otherwise have.

               (c) In connection with Exchange Act Filings, each Borrower shall
(i) indemnify Lender, the Ventas Group and the Underwriter Group for Liabilities to which Lender, the Ventas Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Ventas Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Ventas Group or the Underwriter Group in connection with defending or investigating the Liabilities.

               (d) Promptly after receipt by an indemnified party under this
Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to

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participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

               (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the applicable indemnified party's and each Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and each Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

               (f) The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                               ARTICLE X. DEFAULTS

          Section 10.1. Event of Default.

               (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

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                    (i) if any portion of the Debt is not paid when due or if
     any Borrower fails to pay any other amount payable pursuant to this Agreement (including, without limitation, any deposits or payments to the Collateral Accounts) or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be;

                    (ii) subject to Borrowers' right to contest Taxes and Other Charges pursuant to Section 4.1.2 and provided Borrower is complying with the terms of such Section, if any of the Taxes or Other Charges are not paid when due;

                    (iii) if the Policies are not kept in full force and effect;

                    (iv) if any Borrower breaches or permits or suffers a breach of Article 6 of any Mortgage;

                    (v) if any representation or warranty made by any Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                    (vi) if any Borrower shall make an assignment for the benefit of creditors;

                    (vii) if a receiver, liquidator or trustee shall be appointed for any Borrower or if any Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, or if any proceeding for the dissolution or liquidation of any Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, upon the same not being discharged, stayed or dismissed within thirty (30) days;

                    (viii) if any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                    (ix) if any Borrower breaches any representation, warranty or covenant contained in the Pledge Agreement;

                    (x) if any Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof or if any Borrower is not a Single-Purpose Entity or if any provision of any organizational document of any Borrower is amended or modified in any respect without the prior written consent of Lender;

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                    (xi) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (x) above, for ten (10) days after notice to any Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that a Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

                    (xii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to any Borrower or any of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                    (xiii) if any Guarantor breaches any covenant, warranty or representation contained in any Loan Document to which it is a party, including, but not limited to, the Master Guaranty and Master Guaranty Pledge which is not remedied within any grace period; or

                    (xiv) if any Borrower breaches any of the terms of: Section 2.4.2(b) (Mandatory Prepayments/Liquidation Events), Section 4.1.14 (Special Distributions), Section 4.2.1 (Due on Sale and Encumbrance),
     Section 4.2.2 (Liens), Section 4.2.3 (Issuance of Equity Interests) or
     Section 4.2.14 (Limitations on Distributions), Section 4.2.15 (Other Limitations);

                    (xv) if a final unappealable determination shall have been made by any applicable Governmental Authority of any Borrower's non-compliance with material Legal Requirements applicable to any Mezzanine Property, or of the revocation of any material license, permit or approval required for the lawful operation of any Mezzanine Property, or any other circumstances under which any Borrower is required by a final unappealable determination of any such Governmental Authority to cease operations of such Mezzanine Property as a Nursing Facility, Assisted Living Facility or Specialty Hospital, in each case as described on the attached Schedule III (as such Schedule may be amended to show any change of use of any Property);

                    (xvi) intentionally deleted;

                    (xvii) if there is a reduction in the number of licensed beds or a change in the type of licensed beds for any Mezzanine Property in violation of the requirements of this Agreement; or

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                    (xviii) if any Borrower shall fail to correct, within the
     time deadlines set by any Medicare, Medicaid, health, reimbursement, licensing or similar agency, any deficiency that justifies either of the following actions by such agency with respect to any Mezzanine Property and such agency commences either of the following actions:

                         (1) a termination of any Medicare contract, Medicaid contract or Regulatory Permit;

                         (2) a ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid or Medicare coverage which ban is not lifted within sixty (60) days or as to which a Borrower fails to file a plan of correction within ten (10) days of such loan;

                    (xix) if any Mezzanine Property is assessed material fines or penalties by any state or any Medicare, Medicaid, health, reimbursement, licensing or similar agency having jurisdiction over any Borrower or any Mezzanine Property;

                    (xx) except as may be permitted pursuant to this Agreement, as to each Mezzanine Property, if any Borrower ceases to operate, or changes the use of, such Mezzanine Property as or from a Nursing Facility, Assisted Living Facility or Rehabilitation Hospital in each case as described on the attached Schedule III (as such Schedule may be amended to show any change of use of any Property) or terminates such business for any reason whatsoever (other than a temporary cessation in connection with any renovations);

                    (xxi) if, with respect to any Mezzanine Property, any Governmental Authority (a) makes a substandard quality of care determination regarding such Mezzanine Property which determination is not corrected in sixty (60) days (or if incapable of being cured within such sixty (60) days period, within one hundred twenty (120) days provided Borrowers are taking all appropriate actions to correct such determination); (b) makes a determination that such Mezzanine Property is not in substantial compliance with any applicable regulatory requirements which determination is not corrected in sixty (60) days (or if incapable of being cured within such sixty (60) days period, within one hundred twenty
     (120) days, provided Borrowers are taking all appropriate actions to correct such determination); (c) designates any portion of such Mezzanine Property or the entirety of such Mezzanine Property as part of a "poor performing chain"; (d) cites deficiencies at the scope or severity of "G", "H" or higher with respect to such Mezzanine Property and for which no plan of correction is in place within ten (10) days of receipt of such deficiency statement; (e) cites deficiencies at the scope and severity of "G", "H" or higher with respect to such Mezzanine Property for which a plan of correction has been filed but not approved by such Governmental Authority, with such designation, determination or action continuing unremedied for a

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     period of sixty (60) days (or if incapable of being cured within such sixty
     (60) days period, within one hundred twenty (120) days, provided Borrowers are taking all appropriate actions to correct such determination) or (ten
     (10) days for immediate jeopardy deficiencies) following any Borrower's first receipt of notice of such designation, determination or action; or
     (f) takes adverse regulatory action with respect to such Mezzanine
     Property, including, without limitation, the imposing of civil money penalties, with such designation, determination or action continuing unremedied for a period of sixty (60) days (or if incapable of being cured within such sixty (60) days period, within one hundred twenty (120) days, provided Borrowers are taking all appropriate actions to correct such determination) or (ten (10) days for immediate jeopardy deficiencies) following any Borrower's receipt of notice of such designation, determination or action;

                    (xxii) if any relevant Borrower shall default beyond any applicable grace period in the payment of any rent, additional rent or other charge payable under any Ground Lease; or any relevant Borrower shall default in the observance or performance of any other term, covenant or condition of such Ground Lease and such default is not cured prior to the expiration of any applicable grace period provided therein; or any event shall occur that would cause any Ground Lease to terminate or would entitle the ground lessor thereunder to terminate such Ground Lease and the term thereof by giving notice to any relevant Borrower; or the leasehold estate created by any Ground Lease shall be surrendered or such Ground Lease shall be terminated or cancelled for any reason or under any circumstance whatsoever; or any term of such Ground Lease shall be modified or supplemented without Lender's consent; or

                    (xxiii) any "Event of Default" under the Mortgage Loan Documents.

               (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any Borrower and in and to any or all of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code where any of the Collateral is located, against any Borrower and any or all of the Mezzanine Properties and Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of each Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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          Section 10.2. Remedies.

               (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against any Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, any Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any or all of the Mezzanine Properties and Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule to the face extent allowed by applicable law, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Mezzanine Properties and Collateral and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

               (b) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgages or the Pledge Agreement in any manner and for any amounts secured by the Mortgages and Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages and Pledge Agreement to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more the Mortgages and Pledge Agreement to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages and Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Mezzanine Properties and Collateral shall remain subject to the Mortgages and Pledge Agreement, respectively, to secure payment of sums secured by the Mortgages and not previously recovered.

               (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to

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effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to any Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) each Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by each Borrower only as of the Closing Date.

               (d) Any amounts recovered from the Mezzanine Properties, the Collateral or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

          Section 10.3. Remedies Cumulative.

          The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.

                            ARTICLE XI. MISCELLANEOUS

          Section 11.1. Successors and Assigns.

          All covenants, promises and agreements in this Agreement, by or on behalf of any Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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          Section 11.2. Lender's Discretion.

          Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

          Section 11.3. Governing Law.

               (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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               (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR
BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

          CT CORPORATION SYSTEM
          111 EIGHTH AVENUE
          NEW YORK, NEW YORK  10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 11.4. Modification, Waiver in Writing.

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.

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          Section 11.5. Delay Not a Waiver.

          Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 11.6. Notices.

          All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Notice to any Borrower shall be deemed notice as to all Borrowers and the Lender shall not be required to deliver any Notice to all Borrowers as long as such Notice is delivered to any one Borrower. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

          If to Lender:           Ventas Realty, Limited Partnership
                                  c/o Ventas, Inc.
                                  4360 Brownsboro Road, Suite 115
                                  Louisville, Kentucky 40207
                                  Attention:  Chief Financial Officer
                                  Facsimile No. (502)-357-9001

          with a copy to:         Ventas Realty, Limited Partnership
                                  c/o Ventas, Inc.
                                  4360 Brownsboro Road, Suite 115
                                  Louisville, Kentucky 40207
                                  Attention:  General Counsel
                                  Facsimile No. (502)-357-9001

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

          with a copy to:         Dechert
                                  4000 Bell Atlantic Tower
                                  1717 Arch Street
                                  Philadelphia, Pennsylvania  19103
                                  Attention: David W. Forti
                                  Facsimile No. (215) 994-2222

          If to a Borrower:       c/o Trans Healthcare, Inc.
                                  4660 Trindle Road, Suite 103
                                  Camp Hill, Pennsylvania 17011
                                  Attention:  Anthony Misitano
                                  Facsimile No. (717) 730-8722

          with a copy to:         Latsha Davis & Yohe, P.C.
                                  4720 Old Gettysburg Road, Suite 101
                                  Harrisburg, Pennsylvania 17108
                                  Attention:  Douglas C. Yohe
                                  Facsimile No. (717) 761-2286

          Section 11.7. Waiver of Right to Trial by Jury.

          BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

          Section 11.8. Headings.

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and are not to be construed as defining or limiting the scope or intent of the provisions hereof.

          Section 11.9. Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the

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

extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 11.10. Preferences.

          Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the obligations of any Borrower hereunder. To the extent any Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 11.11. Waiver of Notice.

          To the extent permitted by applicable law, each Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to a Borrower and except with respect to matters for which any Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice to the full extent permitted by applicable law. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to a Borrower.

          Section 11.12. Remedies of Borrower.

          In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and a Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Any expedited procedure legally available with such a declaratory judgment action or action for injunctive relief may be utilized to the extent possible.

          Section 11.13. Expenses; Indemnity.

               (a) Each Borrower shall pay or, if any Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) any Borrower's ongoing performance of and compliance with any Borrower's agreements and

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

covenants contained in this Agreement, the Cooperation Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, this Agreement, the other Loan Documents, the Mezzanine Properties, the Collateral or any other security given for the Loan; (vi) the Re-sizing and (vii) enforcing any obligations of or collecting any payments due from any Borrower under this Agreement, the other Loan Documents or with respect to the Mezzanine Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that each Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Mezzanine Cash Management Agreement.

               (b) Each Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents and employees (and the successors and assigns of the foregoing (the "Lender Indemnitees")) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender Indemnitees in any manner relating to or arising out of (i) any breach by any Borrower of its obligations under, or any material misrepresentation by any Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that each Borrower shall not have any obligation to Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender Indemnitees.

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          Section 11.14. Schedules Incorporated.

          The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 11.15. Offsets, Counterclaims and Defenses.

          Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

          Section 11.16. No Joint Venture or Partnership; No Third Party Beneficiaries.

               (a) Each Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

               (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 11.17. Publicity.

          All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

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          Section 11.18. Waiver of Marshalling of Assets.

          To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Borrower, any Borrower's partners and others with interests in any Borrower, and of the Mezzanine Properties and Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mezzanine Properties and Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Mezzanine Properties and Collateral in preference to every other claimant whatsoever.

          Section 11.19. Waiver of Offsets/Defenses/Counterclaims.

          To the extent permitted by applicable law, each Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which any Borrower is obligated to make under any of the Loan Documents.

          Section 11.20. Conflict; Construction of Documents; Reliance.

          In the event of any conflict or inconsistency between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, each Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of any Borrower or its Affiliates.

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          Section 11.21. Brokers and Financial Advisors.

          Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower shall indemnify, defend and hold Lender Indemnitees harmless from and against any and all claims, liabilities, costs and expenses of any kind (including attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Borrower or Lender Indemnitees in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 11.22. Intentionally Deleted.

          Section 11.23. Prior Agreements.

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the loan commitment dated October 2, 2002, and all attachments thereto including, but not limited to, the term sheet between Borrowers and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

          Section 11.24. Servicer.

          At the option of Lender, the Loan may be serviced by a servicer including, but not limited to any sub-servicers or master servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrowers shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrowers shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

          Section 11.25. Duplicate Originals; Counterparts.

          This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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

          Section 11.26. Cross Collateralization.

          Without limitation to any other right or remedy provided to Lender in this Agreement or any of the other Loan Documents, each Borrower acknowledges and agrees that to the full extent permitted under applicable law, upon the occurrence of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell any of the collateral for the Loan in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any of the collateral for the Loan will not impede Lender from subsequently or simultaneously exercising remedies against other collateral for the Loan, (iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and in the other Loan Documents or otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the collateral for the Loan and all of the collateral for the Loan has been foreclosed, sold and/or otherwise realized upon and (v) all of the Mezzanine Properties and Collateral shall be security for the performance of all of each Borrower's obligations hereunder.

          Section 11.27. Joint and Several Liability.

          If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

                         [NO FURTHER TEXT ON THIS PAGE]

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          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                       LENDER:

                       VENTAS REALTY, LIMITED PARTNERSHIP,
                       a Delaware limited partnership


                       By:  Ventas, Inc.
                            a Delaware corporation,
                            its sole general partner


                            By:     /s/ T. RICHARD RINEY
                                ------------------------------------------------
                                Name:   T. Richard Riney
                                Title:  Executive Vice President/General Counsel

                     [Signatures continue on following page]

                       BORROWER:

                       THI OF OHIO SNFS, LLC,
                       a Delaware limited liability company


                       By:     /s/ JOHN E. BAUER
                            ----------------------------------------------------
                            Name:  John E. Bauer
                            Title: Vice-President


                       THI OF OHIO ALFS I, LLC,
                       a Delaware limited liability company


                       By:     /s/ JOHN E. BAUER
                            ----------------------------------------------------
                            Name:  John E. Bauer
                            Title: Vice-President


                       THI OF OHIO AT BEREA, LLC,
                       a Delaware limited liability company


                       By:     /s/ JOHN E. BAUER
                            ----------------------------------------------------
                            Name:  John E. Bauer
                            Title: Vice-President


                       THI OF OHIO AT CORTLAND, LLC,
                       a Delaware limited liability company


                       By:     /s/ JOHN E. BAUER
                            ----------------------------------------------------
                            Name:  John E. Bauer
                            Title: Vice-President


                       THI OF OHIO AT KENT, LLC,
                       a Delaware limited liability company


                       By:     /s/ JOHN E. BAUER
                            ----------------------------------------------------
                            Name:  John E. Bauer
                            Title: Vice-President

                       THI OF MARYLAND SNFS I, LLC,
                       a Delaware limited liability company


                       By:     /s/ JEFFREY A. BARNHILL
                            ----------------------------------------------------
                            Name:  Jeffrey A. Barnhill
                            Title: Vice-President


                       THI OF MARYLAND SNFS II, LLC,
                       a Delaware limited liability company


                       By:     /s/ JEFFREY A. BARNHILL
                            ----------------------------------------------------
                            Name:  Jeffrey A. Barnhill
                            Title: Vice-President


                       THI OF MARYLAND AT FRANKLIN SQUARE, LLC, a Delaware limited liability company


                       By:     /s/ JEFFREY A. BARNHILL
                            ----------------------------------------------------
                            Name:  Jeffrey A. Barnhill
                            Title: Vice-President


                       THI OF MARYLAND AT FORT WASHINGTON, LLC, a Delaware limited liability company


                       By:     /s/ JEFFREY A. BARNHILL
                            ----------------------------------------------------
                            Name:  Jeffrey A. Barnhill
                            Title: Vice-President